UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240. 14a-12.

Institutional Financial Markets, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Institutional Financial Markets, Inc., which will be held on June 6, 2012, at 10:00 a.m., local time, at the Cira Centre, 2929 Arch Street, Mezzanine, Philadelphia, Pennsylvania 19104.

We are pleased to furnish our proxy materials to most of our stockholders over the Internet. The proxy materials consist of our proxy statement, proxy card, and annual report for the period ended December 31, 2011. We believe that this e-proxy process expedites stockholders’ receipt of our proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. Only stockholders who directly own shares of our common stock (also known as “record holders”) will receive paper copies of our proxy materials. On or about April 25, 2012, we will have mailed to our record holders our proxy materials and, to all of our other stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and annual report and vote online. For those stockholders that only receive a Notice of Internet Availability of Proxy Materials, the proxy statement contains instructions on how you can receive a paper copy of the proxy statement and annual report.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the proxy statement.

Your vote is very important. You may vote your shares of common stock or preferred stock via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in our proxy materials. If you attend the meeting, you may continue to have your shares of common stock or preferred stock voted as instructed in your proxy, or you may withdraw your proxy at the meeting and vote your shares of common stock or preferred stock in person. We look forward to seeing you at the meeting.

On behalf of our management team and the Board of Directors, I would like to express our appreciation for your continued support of Institutional Financial Markets, Inc.

Sincerely,

Daniel G. Cohen

Chairman and Chief Executive Officer

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

Institutional Financial Markets, Inc.’s stockholders of record on the close of business on April 9, 2012, the record date for the 2012 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions in Institutional Financial Markets, Inc.’s proxy materials. If you have any questions regarding how to authorize your proxy by telephone or Internet, please call Institutional Financial Markets, Inc. Investor Relations at (215) 701-8952.

INSTITUTIONAL FINANCIAL MARKETS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Institutional Financial Markets, Inc.:

Notice is hereby given that the annual meeting of stockholders of Institutional Financial Markets, Inc., a Maryland corporation, will be held on June 6, 2012, at 10:00 a.m., local time, at Cira Centre, 2929 Arch Street, Mezzanine, Philadelphia, Pennsylvania 19104, to consider and vote on the following matters:

1. To elect ten directors, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 9, 2012 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $0.001 per share, and our Series B Voting Non-Convertible Preferred Stock, par value $0.001 per share, at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

Your vote is very important. Accordingly, you are asked to vote, whether or not you plan to attend the meeting. You may vote: (1) by telephone, by calling the toll-free number as instructed in our proxy materials, (2) by using the Internet, as instructed in our proxy materials, (3) by mail (if you received your proxy materials by mail), by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope that we have provided, or (4) by attending the meeting in person. For specific instructions on voting, please refer to our proxy materials or the information forwarded to your broker, bank or other holder of record. Any stockholder of our company attending the meeting may vote in person even if he or she has previously voted using the telephone, the Internet or a proxy card. If you plan to attend the meeting to vote in person and your shares are registered with our transfer agent, Computershare, in the name of a broker, bank, or other nominee, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Rachael Fink

Secretary

April 25, 2012

Philadelphia, Pennsylvania

ATTENDANCE AT ANNUAL MEETING—ADMISSION POLICY AND PROCEDURES

The 2012 Annual Meeting of Stockholders (the “Meeting”) of Institutional Financial Markets, Inc. (the “Company”) will begin promptly at 10:00 a.m., local time. All attendees must present a valid photo identification to be admitted to the Meeting. Cameras (including cellular phones or PDAs with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones or PDAs, will not be permitted at the Meeting. Representatives will be at the entrance to the Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the Meeting.

Admission Policy

Attendance at the Meeting is limited to:

(A) Stockholders who own shares directly with the Company (“record holders”) or authorized representatives of entities who are record holders. Authorized representatives of entities who are record holders must present a letter from the entity certifying to their status as an authorized representative.

(B) Stockholders whose shares are held for them by banks, brokerages or other intermediaries (“beneficial holders”). Beneficial holders must present evidence of their ownership, such as a letter from the bank, broker or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement.

(C) Authorized representatives of entities who are beneficial holders. In addition to any evidence required under (B), above, authorized representatives must present: (1) a letter from the record holder certifying to the beneficial ownership of the entity they represent, and (2) a letter from the entity certifying to their status as an authorized representative.

i

INSTITUTIONAL FINANCIAL MARKETS, INC.

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2012

INFORMATION ABOUT THE ANNUAL MEETING

Introduction

Why You Received This Proxy Statement

You have received these proxy materials because the Board of Directors of Institutional Financial Markets, Inc., a Maryland corporation, or the Company, is soliciting your proxy to vote your shares at the 2012 annual meeting of stockholders to be held on June 6, 2012 at 10:00 a.m., local time, at the Cira Centre, 2929 Arch Street, Mezzanine, Philadelphia, Pennsylvania 19104, or at any postponement or adjournment of the meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares. On or about April 25, 2012, paper copies of our proxy materials will have been mailed to our stockholders who directly own shares of our common stock (known as “record holders”) as of the close of business on April 9, 2012. In addition, on or about April 25, 2012, the Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report and how to vote online will have been mailed to all of our other stockholders as of the close of business on April 9, 2012.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by SEC rules, the Company is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On or about April 25, 2012, we will have mailed to our stockholders (other than record holders) a Notice containing instructions on how to access this proxy statement and our annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Who May Vote

Only holders of record of shares of our common stock, par value $0.001 per share, which is referred to herein as common stock, and our Series B Voting Non-Convertible Preferred Stock, par value $0.001 per share, which is referred to herein as Series B Preferred Stock, at the close of business on April 9, 2012, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder of record on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock and each share of Series B Preferred Stock held.

How You May Vote

You may vote using any of the following methods:

•	BY MAIL: If you receive your proxy materials by mail, mark, sign, and date your proxy card and return it in the postage-paid envelope that we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the named proxies will vote your shares in favor of the nominees named in this proxy statement and in favor of the other proposals.

•

BY TELEPHONE OR OVER THE INTERNET: Authorize a proxy by telephone by following the instructions in the proxy card or over the Internet by following the instructions in the Notice. If you hold shares of the Company’s common stock in “street name,” please refer to the voting instruction form used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or the telephone. If you vote by telephone or via the Internet, you do not need to return a proxy card.

•

BY ATTENDING THE ANNUAL MEETING IN PERSON: Attend the meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy from the record holder, executed in your favor, and bring it with you to hand in with your ballot, in order to be able to vote in person at the meeting.

We encourage stockholders to submit proxies in advance. Voting by proxy will in no way limit your right to attend and vote at the meeting if you later decide to attend in person. If you are or hold a proxy from a record holder, you may revoke your proxy at any time before it is exercised by: (a) giving written notice of revocation no later than the commencement of the meeting to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; (b) delivering no later than the commencement of the meeting a properly executed, later-dated proxy; or (c) voting in person at the meeting.

If your shares are held in “street name” by a broker or other nominee, you should follow the instructions provided by your broker or other nominee to submit, change or revoke your voting instructions.

The named proxies will vote in accordance with your instructions on the matters set forth above and will vote upon any other business that may properly come before the meeting in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If you are a holder of record of common stock or Series B Preferred Stock and you return a properly-executed proxy, but do not provide instructions as to one or more matters, the persons named as proxies intend to cast all of the votes you are entitled to cast “FOR” the election of each nominee for election as a director named in this proxy statement and “FOR” each of the other proposals described in this proxy statement. Other than the matters set forth above and any procedural matters relating to the matters set forth above, we are not aware of any other nominees for election as directors or other business that may properly be brought before the annual meeting.

Quorum

The presence, in person or represented by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. As of the record date, there were 12,884,350 shares of common stock outstanding and entitled to vote at the meeting and 4,983,557 shares of Series B Preferred Stock outstanding and entitled to vote at the meeting. The common stock and the Series B Preferred Stock vote together on all matters. Each stockholder of record on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock and each share of Series B Preferred Stock held.

If a quorum is not present at the meeting, the stockholders, present in person or represented by proxy, have, or the presiding officer at the meeting has, the power to adjourn the meeting until a quorum is present or represented. Under Maryland law, the presiding officer at the meeting also has the power to adjourn the meeting for any reason, regardless of whether a quorum is present.

Required Vote to Approve Each Proposal

The affirmative vote of a plurality of all of the votes cast in the election of directors at the meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Please note that brokerage firms or other nominees may not vote your shares with respect to matters that are not “routine” under the rules that guide how most brokers vote your stock. The election of directors is not a “routine” matter. Accordingly, most brokerage firms or other nominees may not vote your shares with respect to the election of directors without specific instructions from you as to how your shares are to be voted.

The affirmative vote of a majority of all of the votes cast on the proposal at a meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting. For purposes of the vote on the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the vote, although they will be considered present for the purpose of determining the presence of a quorum. The ratification of the appointment of independent registered public accounting firm is a “routine” matter.

Our executive officers and directors beneficially own, in the aggregate, approximately 40% of the votes entitled to be cast at the meeting, and intend to vote for the election of each nominee for director and the other proposals contained in this proxy statement. In addition, Mr. Ricciardi, the Company’s former President, and his spouse, together, own an aggregate of approximately 8% of the votes entitled to be cast at the meeting. Each of Mr. and Mrs. Ricciardi has agreed to vote, or cause to be voted, all of the shares of the Company’s voting securities beneficially owned by them in accordance with the recommendations of the Company’s Board of Directors. Based on the above, the election of each nominee for director and the ratification of the appointment of Grant Thornton LLP are virtually assured.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter documents.

Other Information to Review Before Voting

This proxy statement and our annual report on Form 10-K are both available on our website at http://www.ifmi.com. The annual report on Form 10-K does not constitute a part of this proxy statement.

Householding of Proxy Material

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can result in cost savings. A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders who share an address unless we received contrary instructions from the impacted stockholders prior to the mailing date. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice, annual report or proxy statement, please notify your broker or direct your request in writing or by phone to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., 2929 Arch Street, 17th Floor, Philadelphia, PA 19104; phone: (215) 701-9555.

If you are a stockholder sharing an address with another stockholder who receives multiple copies of the proxy materials and wish to request “householding” of your communications, please contact us at the above address or telephone number.

Cost of Proxy Solicitation

All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations and the rules of the NYSE Amex, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in connection with mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

Questions and Additional Copies

If you have any questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this proxy statement or the proxy card, you should contact:

Institutional Financial Markets, Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attn: Investor Relations

Phone: (215) 701-8952

Email: investorrelations@ifmi.com

PROPOSAL ONE—ELECTION OF DIRECTORS

Pursuant to the Maryland General Corporation Law and our charter and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated all ten of its current directors, Messrs. Beach, Bennett, Cohen, Costello, Dawson, Donovan, Haraburda, Subin, Ullom, and Wolcott, for election as directors at the annual meeting, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement.

Our Nominating and Corporate Governance Committee knows of no reason why any of these nominees would be unable or unwilling to serve on the Board of Directors, but if any individual named above should be unable or unwilling to serve, the named proxies will vote “FOR” the election of such other person for director as the Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, may nominate in the place of such individual.

Names of Directors and Biographical Information; Director Qualifications

Walter T. Beach, age 45, has served as our director since December 16, 2009 and is currently a member of our Nominating and Corporate Governance Committee. Mr. Beach has served as a director of Resource Capital Corp. (NYSE Amex: RSO) since March 2005. Mr. Beach has been Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm’s investment decisions for its principal equity product. Before that he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of The Bancorp, Inc., a publicly traded (NASDAQ: TBBK) Delaware bank holding company, and its subsidiary bank, The Bancorp Bank, since 1999.

Rodney E. Bennett, age 71, has served as our director since October 15, 2003 and is currently a member of our Compensation Committee. Mr. Bennett was previously Chairman of the board of directors and Chairman of the audit committee of Sunset Financial Resources, Inc., or Sunset, prior to Sunset’s merger with Alesco Financial Trust, or AFT, on October 6, 2006, and was also a member of Sunset’s special committee in connection with its merger with AFT. A career community banker, he has also served in various capacities and levels of management in banks in southeast Georgia, including chief executive positions. Since July 1991, Mr. Bennett has acted as a consultant to various Georgia banks and private companies. He is Finance Officer of FMR Burch Farms, a large farming and timber operation in South Georgia. He is currently Chairman of the board of directors and Chairman of the audit committee and a member of the loan committee of FirstAtlantic Bank in Jacksonville, Florida.

Daniel G. Cohen, age 42, has served as Chief Executive Officer and Chief Investment Officer of the Company since December 16, 2009, as the Chairman of the Board of Directors since October 6, 2006 and as the executive Chairman of the Company from October 18, 2006 through December 16, 2009. In addition, Mr. Cohen has served as the Chairman of the board of managers of our majority owned subsidiary, IFMI, LLC, since 2001, as the Chief Investment Officer of IFMI, LLC since October 2008 and as Chief Executive Officer of IFMI, LLC since December 16, 2009. Mr. Cohen was also the Chief Executive Officer of IFMI, LLC and its subsidiary, Cohen & Company Securities, LLC, a securities brokerage firm, from September 2001 until February 2006. He previously served as Chief Executive Officer of RAIT Financial Trust (NYSE: RAS), a real estate finance company focused on the commercial real estate industry, from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position on February 26, 2010. Mr. Cohen was Chairman of the board of trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and its Chief Executive Officer from March 2005 to December 2006. From 1998 to 2000, Mr. Cohen served as the Chief Operating Officer of Resource America Inc., or Resource America, a publicly traded asset management company with interests in energy, real estate and financial services. Mr. Cohen has served as Chairman of Cohen Financial Group, Inc., or CFG, which is in the process of liquidation, since its inception in April 2007. Mr. Cohen is currently a director of Star Asia, a joint venture investing in Asian commercial real estate. Mr. Cohen served as a director of Muni Funding Company of America, LLC, or MFCA, a company investing in middle-market non-profit organizations until it merged with Tiptree Financial Partners, L.P. in June 2011. Since 2000, Mr. Cohen has been the Chairman of the Board of Directors of The Bancorp, Inc. (NASDAQ: TBBK), a holding company for The Bancorp Bank, which provides various commercial and retail banking products and services to small and mid-size businesses and their principals in the United States. He also served as the Chairman of the Board of Dekania Acquisition Corp. (NYSE: DEK), a publicly held business combination company focused on acquiring businesses that operate within the insurance industry, from its inception in February 2006 until December 2006, and remained a director of Dekania Acquisition Corp until its liquidation in February 2009. Mr. Cohen served as a member of the board of directors of TRM Corporation (OTC: TRMM), a publicly held consumer services company, from 2000 to September 2006 and as its Chairman from 2003 to September 2006. From 1997 to 1999, Mr. Cohen was a director of Jefferson Bank of Pennsylvania, a commercial bank acquired by Hudson United Bancorp in 1999. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a Trustee of the American Academy in Rome, and a Trustee of the Arete Foundation.

Thomas P. Costello, age 66, has served as our director and Chairman of our Audit Committee since October 6, 2006. Mr. Costello served as a trustee and Chairman of the audit committee of AFT’s board of trustees from January 2006 until Sunset’s merger with AFT. Mr. Costello served as a director for KPMG LLP from 2002 to 2004. Prior to that, he was employed at Arthur Andersen LLP for 35 years, including serving as National Practice Director from 1996 to 2002, where he was responsible for the accounting and audit practices of the Arthur Andersen offices in the southeast region of the United States. From 1985 to 1996, he served as partner in charge of the accounting and audit practice in Arthur Andersen’s Philadelphia office. Prior to that, he acted as engagement partner where he served clients in numerous industries and worked with both large multinational and small and mid-sized public companies. From December 2006 to February 2011 Mr. Costello served on the board of directors, and was the Chairman of the audit committee, of Advanta Corp., a Pennsylvania-based financial services company that is in the process of liquidation. Mr. Costello also is a member of the Board of Trustees of Thomas Jefferson University Hospital. Mr. Costello is a Certified Public Accountant.

G. Steven Dawson, age 54, has served as our director since January 11, 2005 and currently serves as the Chairman of our Nominating and Corporate Governance Committee and a member of our Investment Committee. Mr. Dawson was previously a member of the compensation committee and nominating and corporate governance committee for Sunset Financial Resources, Inc. and was also the Chairman of Sunset’s special committee in connection with Sunset’s merger with AFT. Mr. Dawson is a private investor and in addition to his current board activities noted above, he has, from time to time, served on the boards of other public and private companies. He currently serves on the board of directors of Medical Properties Trust (NYSE: MPW), a Birmingham, Alabama-based REIT specializing in the ownership of acute care facilities and related medical properties (Chairman of the audit committee) and American Campus Communities (NYSE: ACC), an Austin-based equity REIT focused on student housing (Chairman of the audit committee; member of the compensation committee). From 1990 to 2003, Mr. Dawson served as Chief Financial Officer of Camden Property Trust and its predecessors, a multi-family REIT based in Houston with apartment operations, construction and development activities throughout the United States.

Joseph M. Donovan, age 57, has served as our director since December 16, 2009 and currently serves as a member of the Compensation Committee and the Chairman of our Investment Committee. Mr. Donovan is currently retired. Prior to his retirement in January 2007, Mr. Donovan was Chairman of Credit Suisse’s ABS and debt financing group, which he led since March 2000. Prior to that, Mr. Donovan was a managing director and head of asset finance at Prudential Securities from 1998 to 2000 and at Smith Barney from 1995 to 1997. Mr. Donovan began his banking career at The First Boston Corporation in 1983, ultimately becoming a managing director at CS First Boston, where he served as Chief Operating Officer of the Investment Banking Department from 1992 to 1995. Mr. Donovan received his MBA from The Wharton School and has a degree in Accountancy from the University of Notre Dame. Mr. Donovan is the Non-Executive Chairman of the Board and Chairman of the audit committee of FLY Leasing Limited (formerly known as Babcock & Brown Air Limited) (NYSE: FLY), an aircraft leasing company headquartered in Dublin, Ireland. Mr. Donovan was a director of RAM Holdings, Ltd. (NASDAQ: RAMR), a Bermuda-based provider of financial guaranty reinsurance, until his resignation from that position on March 1, 2010. Mr. Donovan joined the board of directors of the Homeownership Preservation Foundation, a non-profit organization, in January 2010.

Jack Haraburda, age 73, has served as our director, a member of our Nominating and Corporate Governance Committee (except for a seven month period in 2010) and the Chairman of our Compensation Committee since October 6, 2006. Mr. Haraburda served as a trustee and Chairman of the compensation committee of AFT’s board of trustees from January 2006 until Sunset’s merger with AFT. Mr. Haraburda is the managing partner of CJH Securities Information Group, a professional coaching business. Mr. Haraburda served as managing director for the Philadelphia Complex of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 2003 to 2005. He has also served in various positions at Merrill Lynch from 1984 until 2003, including as managing director of Merrill Lynch’s Princeton Complex, resident Vice President of Merrill Lynch’s Philadelphia Main Line Complex, marketing director and national sales manager of Merrill Lynch Life Agency and Chairman of Merrill Lynch Metals Company. From 1980 to 1984, he was managing director of Comark Securities, a government securities dealer. From 1968 until 1980, he served as a financial advisor, national sales manager for the Commodity Division, manager of the Atlanta Commodity Office and the Bala Cynwyd office of Merrill Lynch.

Neil S. Subin, age 47 is Chairman of the Board of Broadbill Investment Partners, LP, a private investment fund, since 2011. Mr. Subin founded and has been the managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies, since its formation in 1991. Prior to forming Trendex Capital, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988. Mr. Subin has served as a director of Phosphate Holdings, Inc. (OTC: PHOS.PK) since November 2010, as a director of Hancock Fabrics, Inc. (OTC: HKFI.PK), since August 2009, as a director of Primus Telecommunications Group, Incorporated (OTCBB: PMUG.OB) since July 2009, and as a director of Federal-Mogul Corporation (NASDAQ: FDML) since December 2007. Mr. Subin served as a director of Movie Gallery, Inc. (OTC: MOVIQ.PK), from May 2008 to December 2010 and a director of FiberTower Corporation (NASDAQ: FTWR) from December 2001 to December 2009.

Lance Ullom, age 43, has served as our director and a member of our Audit Committee since October 6, 2006, and also serves as a member of our Investment Committee. Prior to becoming a director of the Company, he served as a trustee and Chairman of the nominating and corporate governance committee of AFT’s board of trustees as well as a member of the compensation committee. Mr. Ullom is currently a financial professional affiliated with Carillon Capital Partners, a boutique investment bank. From January 2000 to November 2007, he was employed at E*TRADE Global Asset Management, or ETGAM. Mr. Ullom held various senior positions at ETGAM, including Executive Vice President. In the capacity of Executive Vice President, he supervised all of ETGAM’s investment activities in mortgage-backed securities and other asset-backed securities, mortgage loans, commercial lending, municipal securities, trust preferred securities, derivative products and structured securities. From 1996 to 2000, Mr. Ullom worked at Arbor Capital, a licensed broker-dealer/mortgage hedge fund based in New York City, where he was responsible for trading structured bonds and whole loans. From 1991 to 1996, Mr. Ullom worked at Barclay Investments in various capacities including sales and trading.

Charles W. Wolcott, age 59, has served as our director since September 26, 2005 and is currently a member of our Audit Committee. He previously served as a member of Sunset’s special committee in connection with its merger with AFT. Since April 2008, Mr. Wolcott has served as President and Chief Executive Officer of Highland Resources, Inc., a commercial real estate company. Since 2006 he has also served as an advisor to Allied-Wolcott Company LLC, a company that specializes in the area of conservation real estate transactions. From August 2007 to February 2011, he served as a director to Desert Capital REIT, Inc. (public but non-listed), a Las Vegas-based commercial mortgage REIT. From 2002 to 2006, he was the President and Chief Executive Officer of Tecon Corporation, a diversified real estate business operator. From 1993 to 2001, he was the President and Chief Executive Officer of American Industrial Properties REIT, a REIT previously listed on the NYSE that specialized in light industrial and office/flex space. From 1984 to 1992, Mr. Wolcott served in various capacities at Trammell Crow Company, a real estate company, including Partner of Trammell Crow Ventures and President and Chief Executive Officer of Trammell Crow Asset Services.

When determining whether it is appropriate to re-nominate a current director to continue on the Board of Directors, the Board focuses primarily on the information provided in each of the director’s individual biographies set forth above and its knowledge of the character and strengths of the sitting directors. With regard to Mr. Beach, the Company considered his extensive experience and expertise in the investment management field. With regard to Mr. Bennett, the Company considered his experience as a chief financial officer and his related finance and banking background. With respect to Mr. Cohen, the Company considered his years of executive leadership with IFMI, LLC as well as other companies, his extensive investment experience and his expertise in strategic planning and business expansion. With regard to Mr. Costello, the Company considered his significant audit experience as well as his expertise and background with regard to accounting and financial matters generally. With regard to Mr. Dawson, the Company considered his experience as a director of the Company and its predecessors as well as his prior experience as the Chief Financial Officer of a public company and as an independent director for other public companies. With regard to Mr. Donovan, the Company considered his extensive capital markets experience and his general expertise and background with regard to accounting and financial matters. With regard to Mr. Haraburda, the Company considered his experience as a director of the Company and its predecessors as well as his extensive knowledge of the securities business. With regard to Mr. Ullom, the Company considered his experience as a director of the Company and its predecessors as well as his extensive banking expertise and knowledge of the asset management business. With regard to Mr. Wolcott, the Company considered his experience as a director of the Company and its predecessors as well as his experience as an executive officer of several companies.

Pursuant to the terms and conditions of the Purchase and Contribution Agreement, as amended, in connection with the acquisition of JVB Financial Holdings, L.L.C., or JVB, the Company agreed to add one director designated by the former members of JVB to the Board of Directors through December 31, 2012. The former members of JVB designated Neil S. Subin to serve on the Board of Directors and, on February 3, 2011, the Board of Directors, after considering the nomination of Mr. Subin, appointed Mr. Subin to fill a vacant seat on the Board of Directors. Pursuant to the Purchase and Contribution Agreement, the Board of Directors must nominate Mr. Subin, or a replacement designee, for reelection to the Board of Directors at each annual meeting of stockholders. In the event that Mr. Subin, or a replacement designee, is unwilling or unable to be nominated or to serve on the Board of Directors at any time prior to the completion of his or her term, then the former members of JVB have the right to designate a replacement director to serve on our Board of Directors. With regard to the re-nomination of Mr. Subin, the Company considered his extensive experience and expertise in the investment management field, particularly with respect to investing in financially distressed companies.

Legal Proceedings

None of our directors or executive officers has been involved in any events enumerated under Item 401(f) of Regulation S-K during the past ten years that are material to an evaluation of the ability or integrity of such persons to be our directors or executive officers.

Family Relationships

There is no family relationship between any of our directors or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TEN NOMINEES LISTED ABOVE IN PROPOSAL ONE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the corporate governance rules of the NYSE Amex which were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics, or the Code of Ethics, which sets forth basic principles of conduct and ethics to guide all of our employees, officers and directors. The purpose of the Code of Ethics is to:

•	Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	Promote compliance with applicable governmental laws, rules and regulations;

•	Promote the prompt internal reporting to an appropriate person or committee of violations of the Code of Ethics;

•	Promote accountability for adherence to the Code of Ethics;

•	Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

•	Provide mechanisms to report unethical conduct; and

•	Help foster our long-standing culture of honesty and accountability.

A waiver of any provision of the Code of Ethics as it relates to any director or executive officer must be approved by our Board of Directors without the involvement of any director who will be personally affected by the waiver or by a committee consisting entirely of directors, none of whom will be personally affected by the waiver. Waivers of the Code of Ethics for directors or executive officers will be promptly disclosed to our stockholders as required by applicable law. A waiver of any provision of the Code of Ethics as it relates to any other officer or employee must be approved by our Chief Financial Officer or Chief Legal Officer, if any, but only upon such officer or employee making full disclosure in advance of the behavior in question.

The Code of Ethics is available on our website at http://www.ifmi.com and is also available in print free of charge to any stockholder who requests a copy by submitting a written request to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Director Independence

Our Board of Directors is comprised of a majority of independent directors. In order for a director to be considered “independent,” our Board of Directors must affirmatively determine, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, that each of the directors has no direct or indirect material relationship with the Company or its affiliates and satisfies the criteria for independence established by the NYSE Amex and the applicable rules promulgated by the SEC. Our Board of Directors has determined that each of the following members of the Board of Directors is independent: Walter T. Beach, Rodney E. Bennett, Thomas P. Costello, G. Steven Dawson, Joseph M. Donovan, Jack Haraburda, Neil S. Subin, Lance Ullom and Charles W. Wolcott. Our Board of Directors has determined that Daniel G. Cohen is not independent because he is also an executive officer of the Company.

It is the policy of our Board of Directors that the independent members of our Board of Directors meet separately without management directors at least twice per year during regularly scheduled Board meetings to discuss such matters as the independent directors consider appropriate. In 2011, the Company’s independent directors met separately without management directors four times.

Leadership Structure

The current leadership structure of the Board of Directors includes (a) a combined Chairman of the Board and Chief Executive Officer, and (b) independent, active and effective directors of equal importance and with an equal vote. The Board of Directors believes that it is in the best interests of the Company and its stockholders for the Board of Directors to make a determination on whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer based upon the Company’s circumstances at any particular point in time. The Nominating and Corporate Governance Committee periodically reviews the leadership structure to determine if it is in the best interests of the Company and stockholders. Currently, the positions of Chairman of the Board and Chief Executive Officer are combined and held by Mr. Cohen. Mr. Cohen’s in-depth knowledge of the Company’s strategic priorities and operations enables him to facilitate effective communication between management and the Board of Directors and see that key issues and recommendations are brought to the attention of the Board of Directors, providing an effective leadership structure. Having the Chief Executive Officer serve as the Chairman also helps to ensure that the Chief Executive Officer understands and can effectuate the recommendations and decisions of the Board of Directors. The Board believes that the Company has been and continues to be well served by having Mr. Cohen serve as both Chairman of the Board and Chief Executive Officer.

As noted above, the independent directors meet without management present at regularly scheduled executive sessions. The current leadership model, when combined with the composition of the Board, the strong leadership of our independent directors and Board committees and the highly effective corporate governance structures and processes already in place, strikes, in the Board’s view, an appropriate balance between consistent leadership and independent oversight of the Company’s business and affairs.

Role of the Board in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management’s risk mitigation strategies and practices. These areas of focus include compensation, financial (including accounting, reporting, credit, liquidity and tax), operational, legal, regulatory, compliance, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate members of management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Board’s role in risk oversight does not have a direct effect on the Board’s leadership structure.

Recommendation of Nominees to Our Board of Directors

Our Board of Directors is responsible for the selection of nominees for election or appointment to the Board of Directors based on recommendations of our Nominating and Corporate Governance Committee, which is comprised of Messrs. Beach, Dawson and Haraburda. Our Nominating and Corporate Governance Committee

may consider nominees recommended by management and stockholders using the criteria approved by the Board of Directors to evaluate all candidates. Our Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, our Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. Our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.

Our Board of Directors’ policy is to encourage selection of directors who will contribute to our overall corporate goals. Our Nominating and Corporate Governance Committee may, from time to time, review the appropriate skills and characteristics required of members of our Board of Directors, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective board. We do not have a specific policy on diversity of the Board. Instead, the Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group’s diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. Diversity is considered broadly and includes variety in personal and professional backgrounds, experience and skills, geographic location, as well as differences in gender, race, ethnicity and age. In evaluating potential candidates for our Board of Directors, our Nominating and Corporate Governance Committee will consider these factors in light of the specific needs of the Board at that time.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors. To recommend a prospective nominee for the consideration of our Nominating and Corporate Governance Committee, the candidate’s name and qualifications must be submitted in writing to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Communications with Our Company

Any employee, stockholder or other person may communicate with our Board of Directors or individual directors. Any such communications may be sent in writing to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attn: Board of Directors.

Our Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by our Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our Company, you may do so in writing to the Chairman of the Audit Committee at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Any such communications may be made anonymously. We also have a compliance hotline that may be used, on an anonymous basis or otherwise, to report any concerns or violations of our standards of conduct, policies or laws and regulations. The number to the hotline is (800) 399-3595.

Director Attendance at Annual Meeting

Although director attendance at our annual meeting each year is strongly encouraged, we do not have an attendance policy. All ten of our directors attended our 2011 annual meeting.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Meetings of the Board of Directors

During the 2011 fiscal year, our Board of Directors held five meetings. Each of the directors attended at least 75% of the total number of meetings held by our Board of Directors and all committees on which such director served during 2011.

Committees of the Board of Directors

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that each committee member satisfies the independence requirements of the NYSE Amex and the SEC for membership on our Board committees. From time to time our Board of Directors may establish a new committee or disband a current committee, depending upon the circumstances.

Audit Committee

We have a separately designated standing Audit Committee of our Board of Directors, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee is comprised of three of our independent directors: Messrs. Costello, Ullom and Wolcott. Mr. Costello is the Chairman of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is “independent” within the meaning of the rules of the NYSE Amex and the SEC and that each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE Amex. In addition, our Board of Directors has determined that Mr. Costello is an “audit committee financial expert” as defined by the SEC. Our Audit Committee operates under a written charter that was originally adopted in 2006 and amended in 2007 and 2009. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Our Audit Committee met six times in 2011. Each of the committee members attended all of the meetings of our Audit Committee held during fiscal year 2011.

Our Audit Committee has responsibility for engaging independent registered public accounting firms, reviewing with them the plans and results of the audit engagement, approving the professional services they provide to us, reviewing their independence and considering the range of audit and non-audit fees. Our Audit Committee assists our Board of Directors with oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the qualifications, independence and performance of the registered public accounting firm that we employ for the audit of our financial statements; and (d) the performance of the people responsible for our internal audit function. Among other things, our Audit Committee prepares the Audit Committee report for inclusion in our annual proxy statement, conducts an annual review of its charter and evaluates its performance on an annual basis. Our Audit Committee also establishes procedures for the receipt, retention, and treatment of complaints that we receive regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee has the authority to retain counsel and other experts or consultants at our expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of our Board of Directors.

Compensation Committee

The members of the Compensation Committee are Messrs. Bennett, Donovan and Haraburda. Mr. Haraburda is the Chairman of the Compensation Committee. Our Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the rules of the NYSE Amex.

The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our directors and officers. The Compensation Committee has overall responsibility for evaluating, recommending changes to and administering our compensation plans, policies and programs. Among other things, the Compensation Committee (a) reviews the Company’s overall compensation structure, policies and programs; (b) makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans; (c) annually reviews the compensation of directors for service on the Board of Directors and its committees and recommends changes in Board compensation; (d) annually reviews the performance of our Chief Executive Officer and communicates the results of the review to the Chief Executive Officer and to the Board of Directors; (e) if required by applicable law, produces an annual report on executive compensation for inclusion in our annual proxy statement; (f) annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval; and (g) annually reviews its performance. The Compensation Committee has authority to grant awards under our 2006 Long-Term Incentive Plan and our Amended and Restated 2010 Long-Term Incentive Plan. The Compensation Committee also has the authority to retain counsel and other experts or consultants at the Company’s expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of the Board of Directors. Mr. Cohen recommended the amount and form of compensation for each executive officer to the Compensation Committee, other than for John P. Costas, whose compensation is governed entirely by his Executive Agreement, as described below. No other executive officer had any role determining or recommending the amount or form of executive officer or director compensation.

The Compensation Committee operates under a written charter that was originally adopted in 2006 and amended in 2009. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. The Compensation Committee met eight times in 2011. Each of the committee members attended all of the meetings of our Compensation Committee held during fiscal year 2011.

Investment Committee

The members of the Investment Committee are Messrs. Dawson, Donovan and Ullom. Mr. Donovan is the Chairman of the Investment Committee. Our Board of Directors has determined that each of the members of the Investment Committee is “independent” within the meaning of the rules of the NYSE Amex. Formed in 2010, the Investment Committee’s primary function is to assist the Board of Directors in its oversight of the Company’s investment objectives, practices, strategies and policies. The Investment Committee met three times in 2011. Each of the committee members attended all of the meetings of our Investment Committee held during fiscal year 2011.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Beach, Dawson and Haraburda. Mr. Dawson is the Chairman of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE Amex.

The Nominating and Corporate Governance Committee’s primary functions are to (a) recommend to the Board of Directors qualified candidates for election as directors and recommend a slate of nominees for election as directors at our annual meeting; (b) periodically prepare and submit to the Board of Directors for adoption its selection criteria for director nominees; (c) review and make recommendations on matters involving the general operation of the Board of Directors, including development and recommendation of our corporate governance guidelines; (d) annually recommend to the Board of Directors nominees for each committee of the Board; and (e) facilitate the assessment of the Board’s performance as a whole and of the individual directors and report thereon to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to retain counsel and other experts or consultants at the Company’s expense that it deems necessary or appropriate to enable it to carry out its duties without seeking the approval of the Board of Directors.

The Nominating and Corporate Governance Committee operates under a written charter that was originally adopted in 2006 and amended in 2009. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. Our Nominating and Corporate Governance Committee met one time in 2011. Each of the committee members attended all of the meetings of our Nominating and Corporate Governance held during fiscal year 2011.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of April 25, 2012.

Name	Age	Position
Daniel G. Cohen	42	Chairman, Chief Executive Officer and Chief Investment Officer
Joseph W. Pooler, Jr.	46	Executive Vice President, Chief Financial Officer and Treasurer
John P. Costas	55	Chairman of PrinceRidge Holdings LP

Daniel G. Cohen, age 42, has served as Chief Executive Officer and Chief Investment Officer of the Company since December 16, 2009, as the Chairman of the Board of Directors since October 6, 2006 and as the executive Chairman of the Company from October 18, 2006 through December 16, 2009. See “Proposal One –Election of Directors” above for Mr. Cohen’s biographical information.

Joseph W. Pooler, Jr., age 46, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since December 16, 2009 and as IFMI, LLC’s Chief Financial Officer since November 2007 and as Chief Administrative Officer since May 2007. From July 2006 through November 2007, he also served as Senior Vice President of Finance of IFMI, LLC. From November 2007 through March 2009, Mr. Pooler also served as Chief Financial Officer of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations. Prior to joining IFMI, LLC, from 1999 through 2005, Mr. Pooler held key management positions at Pegasus Communications Corporation (now known as Xanadoo Company (OTC: XAND)), which operated in the direct broadcast satellite television and broadcast television station segments. While at Pegasus, Mr. Pooler held various positions including Chief Financial Officer, Principal Accounting Officer, and Senior Vice President of Finance. From 1993 through 1999, Mr. Pooler held various management positions with MEDIQ, Incorporated, including Corporate Controller, Director of Operations, and Director of Sales Support. Mr. Pooler holds a B.A. from Ursinus College, an M.B.A. from Drexel University, and was a Certified Public Accountant in the Commonwealth of Pennsylvania (license lapsed).

John P. Costas, age 55, is Chairman of PrinceRidge Holdings LP, or PrinceRidge, an indirect subsidiary of the Company, and has served in this capacity since February of 2009. Mr. Costas was an employee of UBS A.G. from 1996 to 2007. During his tenure at UBS, Mr. Costas held various positions including Deputy Chief Executive Officer of UBS A.G., Chairman and Chief Executive Officer of the UBS Investment Bank, and Chairman and Chief Executive Officer of Dillon Read Capital Management LLC. Mr. Costas was a member of the UBS Group Executive Board from 2001 to 2005. Prior to his employment with UBS, Mr. Costas was employed at CS First Boston Corporation from 1981 to 1996. While at CS First Boston Corporation, Mr. Costas held several positions including Co-Global Head of the Fixed Income Division. Mr. Costas has served on the board of directors of 1st Constitution Bank since June of 2009. Mr. Costas has a B.A. from the University of Delaware, and an M.B.A. from the Tuck School at Dartmouth College. Mr. Costas is a member of the Tuck Board of Overseers, the Villanova Business School Advisory Board, and the A Better Chance National Board, and is a former NYSE advisory board member.

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person. All executive officers are appointed annually by, and serve at the discretion of, our Board of Directors or the board of managers of PrinceRidge.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table summarizes the executive compensation earned by the Company’s named executive officers in 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Daniel G. Cohen	2011	600,000	(7)	—	—		—	—		—	4,083		604,083
Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Directors (3)	2010	1,000,000		—	1,800,000	(8)	—	2,600,000	(11)	—	7,350		5,407,350

John P. Costas	2011	116,667		—	3,145,156	(9)	—	—		—	—		3,261,823
Chairman of PrinceRidge (4)	2010	—		—	—		—	—		—	—		—

Joseph W. Pooler, Jr.	2011	400,000		137,018	44,100	(10)	—	87,982	(11)	—	7,350		676,450
Executive Vice President, Chief Financial Officer & Treasurer (5)	2010	400,000		—	380,000	(8)	—	720,000	(11)	—	7,350		1,507,350

Christopher Ricciardi,	2011	666,667		—	—		—	—		—	3,767,010	(12)	4,433,677
former President (6)	2010	1,000,000		—	1,800,000	(8)	—	2,600,000	(11)	—	7,350		5,407,350

(1)	Amounts in this column represent the grant date fair value of the restricted stock award, computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). The assumptions used in the calculations of these amounts are included in note 22 to the Company’s audited financial statements for the year ended December 31, 2011 in the Company’s Annual Report on Form 10-K. Amounts do not correspond to the actual value that may be recognized by the named executive officer.
(2)	Other than with respect to Mr. Ricciardi (see note 12 below), amounts in this column represent 401(k) plan matching contributions made by the Company.
(3)	Mr. Cohen has served as the Company’s Chairman of the Board of Directors since October 6, 2006 and as its Chief Executive Officer and Chief Investment Officer since December 16, 2009.
(4)	Mr. Costas has served as the Chairman of PrinceRidge since February of 2009. On May 31, 2011, PrinceRidge became an indirect subsidiary of the Company (see note 9 below).
(5)	Mr. Pooler has served as the Company’s Chief Financial Officer and Treasurer since December 16, 2009.
(6)	Mr. Ricciardi served as the Company’s President from December 16, 2009 to August 31, 2011. Mr. Ricciardi has been included in this chart as he is a named executive officer under SEC rules.
(7)	On February 18, 2010, the Company entered into an Employment Agreement with Daniel G. Cohen, or the Cohen IFMI Agreement. Pursuant to the Cohen IFMI Agreement, Mr. Cohen serves as the Chairman, Chief Executive Officer and Chief Investment Officer for both the Company and its majority owned subsidiary, IFMI, LLC. Under the Cohen IFMI Agreement, Mr. Cohen’s minimum base salary is $1,000,000. In addition to the Cohen IFMI Agreement, on May 31, 2011, Mr. Cohen entered into an Executive Agreement with PrinceRidge, or the Cohen PrinceRidge Agreement. Under the Cohen PrinceRidge Agreement, Mr. Cohen serves as the Vice Chairman, the Chief Investment Officer, and Managing Director and Head of the Structured Products division of PrinceRidge. Under the Cohen PrinceRidge Agreement, Mr. Cohen is entitled to receive an annual “guaranteed payment” of $200,000. The Company and Mr. Cohen agreed that effective as of July 1, 2011, Mr. Cohen would forgo his salary under the Cohen IFMI Agreement. In addition, Mr. Cohen did not receive any guaranteed payment with respect to June 2011 under the Cohen PrinceRidge Agreement. Consequently, Mr. Cohen received an aggregate salary of $600,000 in 2011.

(8)	Effective January 27, 2011, 360,000 restricted shares of our common stock were awarded to Mr. Cohen, 360,000 restricted shares of our common stock were awarded to Mr. Ricciardi and 76,000 restricted shares of our common stock were awarded to Mr. Pooler, in each case based on their respective performance in 2010 and as more fully discussed below. The grant date fair value per share for these restricted shares was $5.00. These restricted shares were awarded under the Company’s Amended and Restated 2010 Long Term Incentive Plan, or the 2010 Long Term Incentive Plan, and will vest on December 31, 2012 (other than with respect to Mr. Ricciardi’s restricted shares – see note 12 below). Under the Amended and Restated Employment Agreement, dated as of April 19, 2011, by and among IFMI, LLC, the Company and Mr. Ricciardi, or the Ricciardi Agreement, Mr. Ricciardi agreed to forfeit on October 16, 2011 and release any and all claims that he may have to the 360,000 shares of restricted stock that were awarded to Mr. Ricciardi under our 2010 Long Term Incentive Plan, as described above. In connection with such forfeiture, the Company was required to pay to Mr. Ricciardi an amount equal to the number of shares of restricted stock forfeited multiplied by the average closing price as reported by the NYSE Amex of the Company’s common stock during the 20 trading days prior to such payment. Mr. Ricciardi was required to execute a general release prior to receiving such payment. In October 2011, the Company paid to Mr. Ricciardi $744,660 in connection with the forfeiture of Mr. Ricciardi’s 360,000 shares of restricted stock.
(9)	On May 31, 2011, we completed the initial closing contemplated by the Contribution Agreement, dated April 19, 2011, by and among IFMI, LLC, PrinceRidge and PrinceRidge Partners LLC, or PrinceRidge Partners, whereby we acquired an approximate 70% interest in each of PrinceRidge and PrinceRidge Partners. In connection with our acquisition of PrinceRidge and PrinceRidge Partners, IFMI, LLC entered into the Executive Agreement, dated as of May 31, 2011, by and among IFMI, LLC, PrinceRidge and Mr. Costas, or the Costas Agreement, pursuant to which 424,371 restricted shares of our common stock were awarded to Mr. Costas under the Company’s 2010 Long Term Incentive Plan. The grant date fair value per share for these restricted shares was $3.70 (for an aggregate fair value of $1,570,173). These restricted shares will vest as follows: 254,622 shares will vest on December 31, 2012, and 169,749 shares will vest on December 31, 2013. In addition, in connection with our acquisition of PrinceRidge and PrinceRidge Partners, effective May 31, 2011, PrinceRidge issued to Mr. Costas 9,336 restricted Class A Units (consisting of 9,336 Profit Units and 9,336 Equity Units of PrinceRidge). The grant date fair value per unit for these restricted Class A Units was $168.70 (for an aggregate fair value of $1,574,983). The restricted units will vest as follows: 3,735 units will vest on December 31, 2012, 1,867 units will vest on December 31, 2013, 1,867 units will vest on December 31, 2014, and the remaining 1,867 units will vest on December 31, 2015.
(10)	Effective March 9, 2012, 30,000 restricted shares were awarded to Mr. Pooler based on his performance in 2011. The grant date fair value per share for these restricted shares was $1.47. These restricted shares were awarded under the Company’s 2010 Long Term Incentive Plan and will vest as follows: 15,000 shares on December 31, 2012 and 15,000 shares on December 31, 2013.
(11)	Amounts reflect awards under our 2009 Cash Bonus Plan, as more fully discussed below.
(12)	This amount includes a $3,000,000 severance payment that the Company paid to Mr. Ricciardi as a result of an amendment of his employment agreement on April 19, 2011, as more fully discussed below, and a $15,000 payment that the Company paid to Mr. Ricciardi as a reimbursement for legal expenses incurred by Mr. Ricciardi in connection with such amendment to his employment agreement. The amount also includes a matching contribution in the amount of $7,350 that the Company made to Mr. Ricciardi’s 401(k) retirement savings account pursuant to our 401(k) plan. Under the Ricciardi Agreement, Mr. Ricciardi agreed to forfeit on October 16, 2011 and release any and all claims that he may have to the 360,000 shares of restricted stock that were awarded to Mr. Ricciardi under our 2010 Long Term Incentive Plan effective as of January 27, 2011. In connection with such forfeiture, the Company was required to pay to Mr. Ricciardi an amount equal to the number of shares of restricted stock forfeited multiplied by the average closing price as reported by the NYSE Amex of the Company’s common stock during the 20 trading days prior to such payment. Consequently, in October 2011, the Company paid to Mr. Ricciardi $744,660 connection with the forfeiture of Mr. Ricciardi’s 360,000 shares of restricted stock.

At the beginning of 2011, the Compensation Committee established performance targets for 2011 incentive plan compensation for each of the executive officers at such time based on (a) total revenues (weighted at 25%), and (b) net income (weighted at 75%). The base line amount of each performance target was set by the Compensation Committee at 100% of the actual results in fiscal 2010; the minimum amount of each performance target was set at 70% of the actual results in fiscal 2010; and the maximum amount of each performance target was set at 150% of the actual results in fiscal 2010. The Company achieved at least 70% of the total revenues performance target but did not achieve at least 70% of the net income performance target. Although such named executive officers were eligible to receive incentive plan compensation based on achievement of the minimum total revenues performance target, the Compensation Committee in its discretion decided not to award any incentive plan compensation to Mr. Cohen with respect to the Company’s fiscal 2011 performance. The Compensation Committee in its discretion increased Mr. Pooler’s cash incentive compensation from the amount determined in accordance with the formula previously established based upon Mr. Pooler’s individual accomplishments in fiscal 2011. The amount of the cash incentive compensation paid to Mr. Pooler based upon the previously established formula is reflected under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The amount of the discretionary increase in the cash incentive compensation paid to Mr. Pooler is reflected under “Bonus” in the Summary Compensation Table. The Compensation Committee also made an award of restricted stock, which is reflected under “Stock Awards” in the Summary Compensation Table, to Mr. Pooler based upon the achievement by the Company of the minimum total revenues target.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table summarizes the equity awards the Company has made to each of the named executive officers that were outstanding as of December 31, 2011.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel G. Cohen	—	—	—	—	—	360,000	(2	518,400	—	—
John P. Costas	—	—	—	—	—	424,371	(3)	611,094	—	—
Joseph W. Pooler, Jr.						76,000	(2)	109,440
Christopher Ricciardi	—	—	—	—	—	—		—	—	—

(1)	The amounts set forth in this column equal the number of restricted shares of common stock indicated multiplied by the closing price of the Company’s common stock ($1.44) as reported by the NYSE Amex on December 31, 2011.
(2)	Effective January 27, 2011, 360,000 restricted shares of our common stock were awarded to Mr. Cohen and 76,000 restricted shares of our common stock were awarded to Mr. Pooler, in each case based on their respective performance in 2010. These restricted shares were awarded under the Company’s 2010 Long Term Incentive Plan and will vest on December 31, 2012.
(3)

In connection with our acquisition of PrinceRidge and PrinceRidge Partners, Mr. Costas entered into the Costas Agreement, pursuant to which 424,371 restricted shares of our common stock were awarded to Mr. Costas under the Company’s 2010 Long Term Incentive Plan. These restricted shares will vest as follows: 254,622 shares will vest on December 31, 2012, and 169,749 shares will vest on December 31, 2013. In addition, in connection with our acquisition of PrinceRidge and PrinceRidge Partners, effective May 31, 2011,

PrinceRidge issued to Mr. Costas 9,336 restricted Class A Units (consisting of 9,336 Profit Units and 9,336 Equity Units of PrinceRidge). For further information regarding Mr. Costas’ restricted Class A Units, see note 9 to the Summary Compensation Table above.

Employment Agreements; Termination of Employment and Change of Control Arrangements

Employment Agreements with Named Executive Officers

Daniel G. Cohen, Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Directors

On February 18, 2010, the Company entered into the Cohen IFMI Agreement. Pursuant to the Cohen IFMI Agreement, Mr. Cohen will serve as the Chairman, Chief Executive Officer and Chief Investment Officer for both the Company and its majority owned subsidiary, IFMI, LLC. The initial term of the Cohen IFMI Agreement ends on December 31, 2012, however, the term will be renewed automatically for additional one year periods, unless terminated by either of the parties in accordance with the terms of the Cohen IFMI Agreement. The Cohen IFMI Agreement provides that Mr. Cohen’s minimum base salary will remain $1,000,000 per annum through December 31, 2010. Mr. Cohen’s base salary for fiscal years after 2010 will be determined by the Compensation Committee.

During the term of the Cohen IFMI Agreement, in addition to base salary, for each fiscal year of the Company ending during the term, Mr. Cohen has the opportunity to receive an annual cash bonus in an amount and on such terms to be determined by the Compensation Committee. Although the Cohen IFMI Agreement does not provide for any specific equity awards, it does provide that Mr. Cohen will be entitled to participate in any Company equity compensation plan in which he is eligible to participate, and may, without limitation, be granted, in accordance with any such plan, options to purchase shares of the Company’s common stock, shares of restricted stock, and other equity awards in the discretion of the Compensation Committee. The Cohen IFMI Agreement provides for a bonus in the amount of $2,000,000 to be awarded to Mr. Cohen under the 2010 Executive Officers’ Cash Bonus Plan (described below) for his performance in fiscal year 2009, which bonus was paid on February 12, 2010.

The Cohen IFMI Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of the Company generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs.

Pursuant to the Cohen IFMI Agreement, in the event Mr. Cohen is terminated by the Company due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as the case may be) shall be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to the value of his base salary that would have been paid to him for the remainder of the year in which the termination occurs; (c) without duplication of amounts due under (a) and (b), a single-sum payment equal to the value of the highest bonus earned by Mr. Cohen in the one year period preceding the date of termination, multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination and (y) the denominator of which is 365; and (d) all of his outstanding unvested equity-based awards becoming fully vested and immediately exercisable, as applicable, subject to the terms of such awards.

If Mr. Cohen terminates his employment without “Good Reason” (as defined in the Cohen IFMI Agreement) or the Company terminates his employment for “Cause” (as defined in the Cohen IFMI Agreement), Mr. Cohen will only be entitled to any base salary and other benefits earned and accrued prior to the date of termination. If Mr. Cohen terminates his employment with “Good Reason,” the Company terminates his employment without “Cause,” or the Company chooses not to renew the Cohen IFMI Agreement at its termination, Mr. Cohen will be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to three times (x) the average of the base salary amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (y) if less than three years have elapsed between the date of the Cohen IFMI Agreement and the date of termination, the highest base salary paid to Mr. Cohen in any calendar year prior to the date of termination, or (z) if less than 12 months have elapsed from the date of the Cohen IFMI Agreement to the date of termination, the highest base salary received in any month times 12; and (c) all of his outstanding unvested equity-based awards becoming fully vested and immediately exercisable, as applicable, subject to the terms of such awards.

In the event of a “Change of Control” (as defined in the Cohen IFMI Agreement), all of Mr. Cohen’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable, subject to the terms of such awards. If Mr. Cohen remains with the Company through the first anniversary of a “Change of Control,” but leaves the Company within six months thereafter, such termination will be treated as a termination for “Good Reason,” and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

Pursuant to the Cohen IFMI Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release.

The Cohen IFMI Agreement contains a non-competition provision restricting Mr. Cohen’s ability to engage in certain activities that are competitive with the Company for a period of six months after the end of the term of the Cohen IFMI Agreement. The Cohen IFMI Agreement also contains customary confidentiality provisions.

In addition to the Cohen IFMI Agreement, on May 31, 2011, Mr. Cohen entered into the Cohen PrinceRidge Agreement, with PrinceRidge, pursuant to which Mr. Cohen will serve as the Vice Chairman, the Chief Investment Officer, and Managing Director and Head of the Structured Products division of PrinceRidge. The initial term of the Cohen PrinceRidge Agreement ends on December 31, 2013, however, the term will be renewed automatically for additional one year periods, unless terminated by either of the parties in accordance with the terms of the Cohen PrinceRidge Agreement.

Pursuant to the Cohen PrinceRidge Agreement, Mr. Cohen will be entitled to receive a guaranteed payment, or the Cohen Guaranteed Payment. Mr. Cohen’s Guaranteed Payment for 2011 was $200,000, of which Mr. Cohen collected only $100,000, as described below. For 2012 and 2013, the Cohen Guaranteed Payment will be equal to $200,000, plus the amount of the Initial Annual Allocation, or the Cohen Initial Annual Allocation, for the immediately preceding year, if any. “Initial Annual Allocation” is defined in the Cohen PrinceRidge Agreement as an amount equal to 20% of the “Adjusted Profit” (as defined in the Cohen PrinceRidge Agreement) of PrinceRidge, up to a maximum of $800,000. The Cohen Initial Annual Allocation for 2011 was $0. Consequently, the Cohen Guaranteed Payment for 2012 will be equal to $200,000. The Cohen Guaranteed Payment for 2013 will be equal to $200,000, plus the amount of the Cohen Initial Annual Allocation in 2012, if any.

In addition to the Cohen Initial Annual Allocation, Mr. Cohen is entitled to an annual allocation from PrinceRidge equal to 8 1/3% of “Post-Initial Allocation Profit” (as defined in the Cohen PrinceRidge Agreement) of PrinceRidge, or the Cohen Supplemental Annual Allocation. Subject to certain conditions, for a period of 60 days following the payment of the Cohen Initial Annual Allocation and the Cohen Supplemental Annual Allocation, Mr. Cohen has the opportunity to purchase additional units (the value of which cannot exceed the amount of the Cohen Initial Annual Allocation and the Cohen Supplemental Annual Allocation) of PrinceRidge at a price based on the then-current book value of PrinceRidge.

The Cohen PrinceRidge Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of PrinceRidge generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs.

Pursuant to the Cohen PrinceRidge Agreement, in the event Mr. Cohen is terminated by PrinceRidge due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as the case may be) shall be entitled to receive (a) any Cohen Guaranteed Payment and other benefits (including any allocations, or the Cohen Prior Year Allocations, for a fiscal year completed before termination of the Cohen PrinceRidge Agreement but not yet paid) earned and accrued under the Cohen PrinceRidge Agreement prior to the date of termination, as well as any Cohen Initial Annual Allocation and Cohen Supplemental Annual Allocation, or the Cohen Partial Year Allocations, for any portion of a fiscal year completed before termination and earned and accrued but not yet paid under the Cohen PrinceRidge Agreement prior to the termination of the Cohen PrinceRidge Agreement; (b) a single-sum payment equal to the Cohen Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to the sum of (1) the Cohen Initial Annual Allocation, and (2) the Cohen Supplemental Annual Allocation earned by Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

If Mr. Cohen terminates his employment without “Good Reason” (as defined in the Cohen PrinceRidge Agreement) or PrinceRidge terminates his employment for “Cause” (as defined in the Cohen PrinceRidge Agreement), then Mr. Cohen will only be entitled to any Cohen Guaranteed Payment and other benefits (including Cohen Prior Year Allocations and Cohen Partial Year Allocations) earned and accrued prior to the date of termination.

If Mr. Cohen terminates his employment with Good Reason, or PrinceRidge terminates his employment without Cause, then Mr. Cohen will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Cohen Guaranteed Payments and other benefits (including any Cohen Prior Year Allocations), as well as the Cohen Partial Year Allocations, (b) a single-sum payment of an amount equal to three times (1) the average of the Cohen Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Cohen PrinceRidge Agreement and the date of termination, the highest Cohen Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than 12 months have elapsed from the date of the Cohen PrinceRidge Agreement to the date of termination, the highest Cohen Guaranteed Payment received in any month times 12; and (c) a single-sum payment equal to the sum of (1) the Cohen Initial Annual Allocation and (2) the Cohen Supplemental Annual Allocation earned by the Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

Under the Cohen PrinceRidge Agreement, in the event of a “Change of Control” of the Company (as defined in the Cohen PrinceRidge Agreement), all of Mr. Cohen’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. Only with respect to a Company Change of Control transaction that is first announced after the nine-month anniversary of May 31, 2011, if Mr. Cohen remains with PrinceRidge through the first anniversary of a Change of Control, but leaves PrinceRidge within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

Pursuant to the Cohen PrinceRidge Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by

Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release. The Cohen PrinceRidge Agreement contains a non-competition provision restricting Mr. Cohen’s ability to engage in certain activities that are competitive with PrinceRidge for a period of three months after the end of the term of the Cohen PrinceRidge Agreement. The Cohen PrinceRidge Agreement also contains customary confidentiality provisions.

Under the Cohen IFMI Agreement, Mr. Cohen’s minimum base salary is $1,000,000. In addition, under the Cohen PrinceRidge Agreement, Mr. Cohen is entitled to receive an annual “guaranteed payment” of $200,000. The Company and Mr. Cohen agreed that effective as of July 1, 2011, Mr. Cohen would forgo his salary under the Cohen IFMI Agreement. Mr. Cohen did not receive any guaranteed payment with respect to June 2011 under the Cohen PrinceRidge Agreement. Consequently, Mr. Cohen received an aggregate salary of $600,000 in 2011.

John P. Costas, Chairman of PrinceRidge

On May 31, 2011, Mr. Costas entered into the Costas Agreement, pursuant to which Mr. Costas will serve as the Chairman of PrinceRidge. The initial term of the Costas Agreement ends on December 31, 2013, however, the term will be renewed automatically for additional one year periods, unless terminated by either of the parties in accordance with the terms of the Costas Agreement.

Pursuant to the Costas Agreement, Mr. Costas will be entitled to receive a guaranteed payment, or the Costas Guaranteed Payment. Mr. Costas’s Guaranteed Payment for 2011 was $200,000, of which Mr. Costas collected $116,667 for the period following our acquisition of PrinceRidge and PrinceRidge Partners. For 2012 and 2013, the Costas Guaranteed Payment will be equal to $200,000, plus the amount of the Initial Annual Allocation, or the Costas Initial Annual Allocation, for the immediately preceding year, if any. “Initial Annual Allocation” is defined in the Costas Agreement as an amount equal to 20% of the “Adjusted Profit” (as defined in the Costas Agreement) of PrinceRidge, up to a maximum of $800,000. The Costas Initial Annual Allocation for 2011 was $0. Consequently, the Costas Guaranteed Payment for 2012 will be equal to $200,000. The Costas Guaranteed Payment for 2013 will be equal to $200,000, plus the amount of the Costas Initial Annual Allocation in 2012, if any.

In addition to the Costas Initial Annual Allocation, Mr. Costas is entitled to an annual allocation from PrinceRidge equal to 8 1/3% of “Post-Initial Allocation Profit” (as defined in the Costas Agreement) of PrinceRidge, or the Costas Supplemental Annual Allocation. Subject to certain conditions, for a period of 60 days following the payment of the Costas Initial Annual Allocation and the Costas Supplemental Annual Allocation, Mr. Costas has the opportunity to purchase additional units (the value of which cannot exceed the amount of the Costas Initial Annual Allocation and the Costas Supplemental Annual Allocation) of PrinceRidge at a price based on the then-current book value of PrinceRidge.

During the term of the Costas Agreement, the Board of Directors of the Company may, in its sole discretion, award Mr. Costas an annual bonus in an amount and on such terms to be determined by the Board of Directors of the Company. Any such bonus to be awarded to Mr. Costas is required to be approved by the Compensation Committee of the Board of Directors of the Company.

Pursuant to the Costas Agreement, on May 31, 2011, Mr. Costas received 424,371 restricted shares of the Company’s common stock, or the Costas Restricted Shares, under the Company’s 2010 Long Term Incentive Plan. Sixty percent of the Costas Restricted Shares are set to vest on December 31, 2012, and the remaining 40% are set to vest on December 31, 2013. All of the Costas Restricted Shares which remain unvested shall be forfeited if Mr. Costas is not providing services to PrinceRidge or its affiliates at any time prior to December 31, 2013; provided, however, (i) if Mr. Costas’ services with PrinceRidge ends prior to January 1, 2013 as the result of Mr. Costas’ terminating the Costas Agreement for “Good Reason” (as defined in the Costas Agreement), or PrinceRidge’s terminating the Costas Agreement without “Cause” (as defined in the Costas Agreement), the unvested Costas Restricted Shares shall be immediately forfeited, and IFMI, LLC shall issue to Mr. Costas the number of units of IFMI, LLC equal to the number of Costas Restricted Shares at such time; and (ii) if Mr. Costas’ employment with PrinceRidge ends as the result of Mr. Costas’ terminating the Costas Agreement for Good Reason or PrinceRidge’s terminating the Costas Agreement without Cause on or after January 1, 2013, then any unvested Costas Restricted Shares shall become immediately vested. Under the Costas Agreement, Mr. Costas shall not, prior to January 1, 2013, exercise his right pursuant to Section 12.2(a) of IFMI, LLC’s Amended and Restated Limited Liability Company Agreement, as amended from time to time, to redeem all or a portion of such units of IFMI, LLC.

In addition to the Costas Restricted Shares, the Costas Agreement provides for the issuance to Mr. Costas of restricted profit and equity units of PrinceRidge equal to 2.5% (or 9,336 units) of the outstanding units of PrinceRidge under PrinceRidge’s equity compensation plan, or the Costas PrinceRidge Units. Forty percent of the Costas PrinceRidge Units are set to vest on December 31, 2012, 20% are set to vest on December 31, 2013, 20% are set to vest on December 31, 2014, and the remaining 20% are set to vest on December 31, 2015. However, under the Costas Agreement, if Mr. Costas’ services with PrinceRidge ends at any time as the result of Mr. Costas’ terminating the Costas Agreement for Good Reason or PrinceRidge’s terminating the Costas Agreement without cause, any remaining unvested the Costas PrinceRidge Units shall become immediately vested.

The Costas Agreement provides that Mr. Costas may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of PrinceRidge generally, in each case to the extent that Mr. Costas is eligible under the terms of such plans or programs.

Pursuant to the Costas Agreement, in the event Mr. Costas is terminated by PrinceRidge due to his death or disability, Mr. Costas (or his estate or beneficiaries, as the case may be) shall be entitled to receive (a) any Costas Guaranteed Payment and other benefits (including any allocations, or the Costas Prior Year Allocations, for a fiscal year completed before termination of the Costas Agreement but not yet paid) earned and accrued under the Costas Agreement prior to the date of termination, as well as any Costas Initial Annual Allocation and Costas Supplemental Annual Allocation, or the Costas Partial Year Allocations, for any portion of a fiscal year completed before termination and earned and accrued but not yet paid under the Costas Agreement prior to the termination of the Costas Agreement; (b) a single-sum payment equal to the Costas Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to the sum of (1) the Costas Initial Annual Allocation, and (2) the Costas Supplemental Annual Allocation earned by Mr. Costas, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

If Mr. Costas terminates his employment without Good Reason or PrinceRidge terminates his employment for Cause, then Mr. Costas will only be entitled to any Costas Guaranteed Payment and other benefits (including Costa Prior Year Allocations and Costas Partial Year Allocations) earned and accrued prior to the date of termination.

If Mr. Costas terminates his employment with Good Reason, or PrinceRidge terminates his employment without Cause, then Mr. Costas will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Costas Guaranteed Payment and other benefits (including any Costas Prior Year Allocations), as well as the Costas Partial Year Allocations, (b) a single-sum payment of an amount equal to 3.0 times (1) the average of the Costas Guaranteed Payment amounts paid to Mr. Costas over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Costas Agreement and the date of termination, the highest Costas Guaranteed Payment paid to Mr. Costas in any calendar year prior to the date of termination, or (3) if less than 12 months have elapsed from the date of the Costas Agreement to the date of termination, the highest Costas Guaranteed Payment received in any month times 12; and (c) a single-sum payment equal to the sum of (1) the Costas Initial Annual Allocation and (2) the Costas Supplemental Annual Allocation earned by the Mr. Costas, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

Under the Costas Agreement, in the event of a “Change of Control” of the Company (as defined in the Costas Agreement), all of Mr. Costas’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. Only with respect to a Company Change of Control transaction that is first announced after the nine-month anniversary of May 31, 2011, if Mr. Costas remains with PrinceRidge through the first anniversary of a Change of Control, but leaves PrinceRidge within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Costas will be entitled to the compensation set forth in the preceding paragraph.

Pursuant to the Costas Agreement, if any amount payable to or other benefit to which Mr. Costas is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Costas, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Costas.

All termination payments, other than for death or disability, are subject to Mr. Costas signing a general release. The Costas Agreement contains a non-competition provision restricting Mr. Costas’s ability to engage in certain activities that are competitive with PrinceRidge for a period of three months after the end of the term of the Costas Agreement. The Costas Agreement also contains customary confidentiality provisions.

Joseph W. Pooler, Jr., Chief Financial Officer

Mr. Pooler’s employment agreement, dated May 7, 2008 and amended on February 20, 2009 and February 18, 2010, or, collectively, the Pooler Agreement, provides for a minimum salary of $400,000 per annum through December 31, 2010. Mr. Pooler’s base salary for fiscal years after 2010 will be determined by the Compensation Committee. The term of Mr. Pooler’s agreement will end on December 31, 2012, however, the term will be renewed automatically for additional one year periods, unless terminated by either of the parties in accordance with the Pooler Agreement.

In addition to base salary, for each fiscal year ending during the term of Mr. Pooler’s employment agreement, Mr. Pooler shall have the opportunity to receive an annual cash bonus in an amount and on such terms to be determined by the Compensation Committee. Pursuant to the Pooler Agreement, Mr. Pooler was entitled to receive a guaranteed minimum cash bonus of $300,000 for his performance in fiscal year 2009 and was entitled to receive a guaranteed minimum cash bonus of $300,000 with respect to his performance in fiscal year 2010. The Pooler Agreement does not provide for a guaranteed minimum cash bonus for fiscal years beyond 2010. Mr. Pooler will be entitled to participate in any Company equity compensation plan of the Company or IFMI, LLC in which he is eligible to participate, and may, without limitation, be granted, in accordance with any such plan, options to purchase shares of the Company’s common stock, shares of restricted stock, and other equity awards in the discretion of the Compensation Committee. The Pooler Agreement provides for a cash bonus in the amount of $700,000 for his performance in fiscal year 2009, which bonus was paid on February 12, 2010. Mr. Pooler is eligible to participate in the Company’s cash bonus plan and the IFMI, LLC’s equity plan.

Pursuant to the Pooler Agreement, if Mr. Pooler terminates his employment with “Good Reason” (as defined in the Pooler Agreement), the Company terminates his employment without “Cause” (as defined in the Pooler Agreement), or the Company chooses not to renew the Pooler Agreement at its expiration, Mr. Pooler will be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to three times (x) the average of the base salary amounts paid to Mr. Pooler over the three calendar years prior to the date of termination, (y) if less than three years have elapsed between the date of the Pooler Agreement and the date of termination, the highest base salary paid to Mr. Pooler in any calendar year prior to the date of termination, or (z) if less than 12 months have elapsed from the date of the Pooler Agreement to the date of termination, the highest base salary received in any month times 12; (c) all of his outstanding unvested equity-based awards becoming fully vested and immediately exercisable, as applicable, subject to the terms of such awards; (d) payment for outplacement assistance appropriate for Mr. Pooler’s position for a period of one year following termination, such services not to exceed $25,000; and (e) continued family coverage, without incremental cost, in Company sponsored health and dental plans at then-current cost for a period of nine months.

In the event of a “Change of Control” (as defined in the Pooler Agreement), all of Mr. Pooler’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable, subject to the terms of such awards. If Mr. Pooler terminates his employment within the twelve-month period following a Change of Control, such termination will be treated as a termination for “Good Reason” so long as Mr. Pooler makes himself available to provide transition services to the Company, at the request of the Company, for up to twelve months following the Change of Control.

Pursuant to the Pooler Agreement, if any amount payable to or other benefit to which Mr. Pooler is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Pooler, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Pooler.

The Pooler Agreement contains a waiver of any “Good Reason” termination that was available to Mr. Pooler pursuant to the terms of his original employment agreement as a result of the closing of the Merger transaction completed by the Company on December 16, 2009, pursuant to which IFMI, LLC became a majority owned subsidiary of the Company. The Pooler Agreement also acknowledges that Mr. Pooler’s equity-based awards in IFMI, LLC became fully vested and immediately exercisable as of December 16, 2009, the date of the closing of the Merger.

During the period of Mr. Pooler’s employment with IFMI, LLC, and the period ending one year following the termination of his employment with IFMI, LLC, Mr. Pooler may not, directly or indirectly through another entity, (a) induce or attempt to induce any employee of IFMI, LLC or its affiliates to leave the employ of IFMI, LLC or such affiliates, or in any way interfere with the relationship between IFMI, LLC and any of its affiliates and any employee thereof, or (b) hire any person who was an employee of IFMI, LLC or any of its affiliates or subsidiaries within 180 days after such person ceased to be an employee of IFMI, LLC or any of its affiliates.

Christopher Ricciardi, the Company’s former President

Mr. Ricciardi served as the Company’s President from December 16, 2009 to August 31, 2011.

Pursuant to the Ricciardi Agreement, Mr. Ricciardi served as the Company’s President, reporting directly to the Chief Executive Officer of the Company.

Mr. Ricciardi’s employment under the Ricciardi Agreement was at-will. Until May 19, 2011, (a) Mr. Ricciardi was entitled to terminate the Ricciardi Agreement and/or Mr. Ricciardi’s employment at any time upon sixty days prior written notice, and (b) the Company was entitled to terminate the Ricciardi Agreement and/or Mr. Ricciardi’s employment at any time upon thirty days prior written notice. After May 19, 2011, any of the parties were entitled to terminate the Ricciardi Agreement and/or Mr. Ricciardi’s employment at any time upon thirty days prior written notice. Upon any such termination, Mr. Ricciardi was only entitled to receive accrued base salary and was not entitled to any payment, compensation, severance benefit or other employee benefit from the Company. While the Ricciardi Agreement was in effect, Mr. Ricciardi’s minimum base salary was to remain $1,000,000 per annum.

During the term of the Ricciardi Agreement, in addition to base salary, Mr. Ricciardi had the opportunity to receive a cash bonus in an amount and on such terms to be determined by the Compensation Committee. Although the Ricciardi Agreement did not provide for any specific equity awards, it did provide that Mr. Ricciardi was entitled to participate in any Company equity compensation plan in which he was eligible to participate, and was entitled to, without limitation, be granted, in accordance with any such plan, options to purchase shares of the Company’s common stock, shares of restricted stock, and other equity awards in the discretion of the Compensation Committee. The Ricciardi Agreement provided for a payment on the date of the Ricciardi Agreement in the amount of $3,000,000.

The Ricciardi Agreement provided that Mr. Ricciardi was entitled to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that were available to other senior executives of the Company generally, in each case to the extent that Mr. Ricciardi was eligible under the terms of such plans or programs.

Until July 19, 2012, Mr. Ricciardi had agreed, under the Ricciardi Agreement, to vote, or cause to be voted, all of the shares of the Company’s voting securities beneficially owned by him in accordance with the recommendations of the Company’s Board of Directors.

The Ricciardi Agreement contained a non-solicitation provision restricting, until November 19, 2011, Mr. Ricciardi’s ability to solicit employees and other persons engaged by the Company. The Ricciardi Agreement also contained customary confidentiality provisions and contains a general release by Mr. Ricciardi.

Under the Ricciardi Agreement, Mr. Ricciardi agreed to forfeit on October 16, 2011 and release any and all claims that he may have to the 360,000 shares of restricted stock that were awarded to Mr. Ricciardi under our 2010 Long Term Incentive Plan effective as of January 27, 2011. In connection with such forfeiture, the Company was required to pay to Mr. Ricciardi an amount equal to the number of shares of restricted stock forfeited multiplied by the average closing price as reported by the NYSE Amex of the Company’s common stock during the 20 trading days prior to such payment. Mr. Ricciardi was required to execute a general release prior to receiving such payment. In October 2011, the Company paid to Mr. Ricciardi $744,660 connection with the forfeiture of Mr. Ricciardi’s 360,000 shares of restricted stock.

Compensation Upon Change of Control or Termination

As described above, Messrs. Cohen, Costas and Pooler have, and Mr. Ricciardi had, provisions in their respective employment agreements providing for certain benefits upon the occurrence of certain events, including terminations without cause or for good reason, upon a change in control, or upon the death or disability of the executive. As a part of the negotiations of each employment agreement, the Board of Directors believed that circumstances giving rise to the payments set forth above were appropriate.

Other Compensation Plans

The Company does not generally provide its executive officers with payments or other benefits at, following, or in connection with retirement. The Company does not generally have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Cash and Equity Plan Compensation

Institutional Financial Markets, Inc. 2009 Cash Bonus Plan

In August 2009, our board of directors adopted the Cash Bonus Plan, which was approved by stockholders on December 15, 2009. The purpose of the Cash Bonus Plan is to provide performance-based cash bonus compensation for participants based on the attainment of one or more performance goals or targets that are related to the financial success of the Company, and that are established from time to time by the Compensation Committee, as part of an integrated compensation program.

With respect to Company performance in 2010, Messrs. Cohen and Ricciardi each received a cash bonus under the Cash Bonus Plan in the amount of $2,600,000 and Mr. Pooler received a cash bonus under the Cash Bonus Plan in the amount of $720,000. With respect to Company performance in 2011, Mr. Pooler received a cash bonus under the Cash Bonus Plan in the amount of $87,982.

2006 and 2010 Long-Term Incentive Plans

Each of the Company’s 2006 Long-Term Incentive Plan, as amended from time to time, and the Company’s 2010 Long-Term Incentive Plan, as amended from time to time, or, together, the equity plans, is administered by the Compensation Committee, except that, in certain circumstances, the Board of Directors may act in its place. The purpose of the equity plans are to induce key employees, directors, officers, advisors and consultants to continue providing services to the Company and its subsidiaries and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its subsidiaries or other affiliates. In furtherance of these objectives, the equity plans are designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted shares, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the equity plans, with eligibility for such awards determined by the Compensation Committee. The Compensation Committee and Board of Directors believe that awards of restricted shares, typically vesting over a period of three years or more, are the most effective of the equity-based incentives available under the equity plans in accomplishing its compensation goals.

Equity-based awards to key personnel are generally subject to vesting periods in order to support the achievement of the Company’s performance goals over the long-term and to help retain key personnel. The Compensation Committee determines the number and type of equity-based incentives that should be awarded from time to time to key personnel in light of the Company’s compensation goals and objectives.

Effective January 27, 2011, the Compensation Committee, under our 2010 Long Term Incentive Plan, awarded 360,000 restricted shares of our common stock to Mr. Cohen, 360,000 to Mr. Ricciardi and 76,000 to Mr. Pooler based on their respective performance in 2010. The closing price of our common stock on January 27, 2010 was $5.00.

Effective March 9, 2012, the Compensation Committee awarded 30,000 restricted shares of our common stock to Mr. Pooler under our 2010 Long Term Incentive Plan based on his performance in 2011. The closing price of our common stock on March 9, 2012 was $1.47.

In connection with our acquisition of PrinceRidge and PrinceRidge, IFMI, LLC entered into the Costas Agreement, pursuant to which 424,371 restricted shares of our common stock were awarded to Mr. Costas under our 2010 Long Term Incentive Plan. The closing price of our common stock on May 31, 2012 was $3.70.

IFMI, LLC 2009 Equity Award Plan

In August 2009, IFMI, LLC adopted the 2009 Equity Award Plan to further the strategic goals of IFMI, LLC and the business combination and the interests of the Company following the business combination by helping to attract and retain new and existing employees of IFMI, LLC. Named executive officers of the Company are eligible to participate in the 2009 Equity Award Plan. Under this plan, Mr. Pooler received 50,000 restricted membership units in IFMI, LLC and, pursuant to the Pooler Agreement, all of these restricted membership units vested upon the completion of the Merger. Following the business combination, the Company assumed the 2009 Equity Award Plan.

In connection with the 2009 Equity Award Plan, Daniel G. Cohen and IFMI, LLC are parties to an Equity Plan Funding Agreement, whereby Mr. Cohen is required to transfer to (1) IFMI, LLC the number of membership units equal to the number of membership units to be issued by IFMI, LLC to the participants in the 2009 Equity Award Plan in connection with vesting of a restricted unit, or (2) the Company, the number of shares of its common stock equal to the number of membership units to be issued by IFMI, LLC to the participants in the 2009 Equity Award Plan in connection with the vesting of a restricted unit. As of April 9, 2012, the maximum number of membership units and shares of the Company’s common stock, in the aggregate, that Mr. Cohen is obligated to transfer is 172,373.

Perquisites

Perquisites did not constitute a material portion of the compensation paid to the executive officers for fiscal year 2010 or 2011. Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Non-employee directors each received an annual fee in the amount of $50,000 for serving as a director for the fiscal year ended December 31, 2011 and $55,000 in restricted common stock in the Company. Each non-employee director also received $2,000 for each meeting of our Board of Directors and $1,000 for each meeting of a committee of our Board of Directors that he attended in person, and $500 for each meeting of our Board of Directors or a committee of its Board of Directors that he attended telephonically. The Chairman of the Audit Committee, the Chairman of the Compensation Committee, the Chairman of the Investment Committee, and the Chairman of the Nominating and Corporate Governance Committee received additional annual fees of $20,000, $7,500, $7,500 and $7,500, respectively. The annual fee and the meeting fees were paid in cash.

In October 2011, the Board of Directors decreased the annual fee that non-employee directors will be paid for serving as a director for the fiscal year ended December 31, 2012 to $32,000. In addition, while non-employee directors will continue to receive $55,000 in restricted common stock in the Company in 2012, they will no longer receive any fees for attending any meetings of our Board of Directors or any meetings of a committee of our Board of Directors, whether such meetings are attended in person or telephonically. Lastly, while the annual fee to be paid in 2012 to the Chairman of the Audit Committee will continue to be $20,000, the annual fee to be paid in 2012 to each of the Chairman of the Compensation Committee, the Chairman of the Investment Committee, and the Chairman of the Nominating and Corporate Governance Committee will be decreased to $3,500.

The table below summarizes the compensation information for the Company’s non-employee directors for the fiscal year ended December 31, 2011. Daniel G. Cohen, Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Directors of the Company is not included in this table as he is deemed a “named executive officer” of the Company. Compensation for Mr. Cohen is shown above on the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter T. Beach	58,500	54,999	—	—	—	—	113,499
Rodney E. Bennett	64,000	54,999	—	—	—	—	118,999
Thomas P. Costello	86,000	54,999	—	—	—	—	140,999
G. Steven Dawson	69,500	54,999	—	—	—	—	124,499
Joseph M. Donovan	73,500	54,999	—	—	—	—	128,499
Jack Haraburda	74,000	54,999	—	—	—	—	128,999
Neil Subin	55,500	54,999					110,499
Lance Ullom	68,500	54,999	—	—	—	—	123,499
Charles W. Wolcott	61,000	54,999	—	—	—	—	115,999

(1)	Amounts in this column represent annual board fees, meeting fees and annual chair fees earned by non-employee directors for service in 2011.
(2)	Amounts in this column represent the grant date fair value of the restricted stock award, computed in accordance with FASB ASC Topic 718. The grant date fair value per share for these restricted shares was $4.71 and each director was granted 11,677 restricted shares of Common Stock. The assumptions used in the calculations of these amounts were included in note 22 to the Company’s audited financial statements for the year ended December 31, 2011 in the Company’s Annual Report on Form 10-K. Amounts do not correspond to the actual value that may be recognized by the director. As of December 31, 2011, the aggregate number of restricted stock awards outstanding at December 31, 2011 for each director was as follows: (i) Mr. Beach – 11,677 shares; (ii) Mr. Bennett – 11,677 shares; (iii) Mr. Costello – 11,677 shares; (iv) Mr. Dawson – 11,677 shares; (v) Mr. Donovan – 11,677 shares; (vi) Mr. Haraburda – 11,677 shares; (vii) Mr. Subin – 11,677 shares; (viii) Mr. Ullom – 11,677 shares; and (ix) Mr. Wolcott – 11,677 shares.

The Company reimburses all non-employee directors for travel and other reasonable expenses incurred in connection with attending its Board of Directors and committee meetings.

PROPOSAL TWO—RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required under the laws of the State of Maryland, by our Bylaws or otherwise. However, our Board of Directors believes that it is good corporate practice to seek stockholder ratification of the selection of our independent registered public accounting firm. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm during the year if it determines that such a change would be in our best interests and those of our stockholders.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012 AS SET FORTH IN PROPOSAL TWO. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH RATIFICATION.

PRINCIPAL ACCOUNTING FIRM FEES

During the years ended December 31, 2011 and December 31, 2010, Grant Thornton LLP provided various audit and non-audit services to the Company and its subsidiaries. The aggregate fees billed by Grant Thornton LLP to the Company and its subsidiaries for the years ended December 31, 2011 and 2010 were as follows:

	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees (1)	$795,000	$695,000
Audit-Related Fees (2)	$25,750	$26,000
Tax Fees (3)	—	—
All Other (4)	—	—
Total Principal Accounting Firm Fees	$820,750	$721,000

(1)	Audit fees relate to services rendered by Grant Thornton LLP in connection with: (a) the audit of the annual financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (b) reviews of the interim financial statements; (c) other services related to SEC and other regulatory filings, including providing consents; (d) services provided in connection with the statutory audits of the U.S. broker-dealer and the UK and French subsidiaries; and (e) accounting and financial consultation attendant to the audit.
(2)	Audit-related fees include fees related to the Company’s 401(k) savings plan.
(3)	There were no tax fees.
(4)	There were no other fees.

The Audit Committee must pre-approve all audit services and non-audit services provided to the Company or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimis exception in Section 10A of the Exchange Act.

The Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent registered public accounting firm at our Audit Committee’s regularly scheduled and special meetings. The Audit Committee has delegated to its Chairman, an independent member of our Board of Directors, the authority to grant pre-approvals of all audit, review and attest services and non-attest services other than the fees and terms for our annual audit, provided that any such pre-approval by the Chairman shall be reported to our Audit Committee at its next scheduled meeting.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not adversely affected the independence of our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee. This report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Exchange Act, except to the extent the Company specifically incorporates this report of the Audit Committee by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee charter. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, or GAAP. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and, if required by applicable law, an audit of the effective operation of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2011, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses and discussed with management and the independent registered public accounting firm, as applicable, the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002, as amended, to accompany the Company’s periodic filings with the SEC.

In addition, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements and reviews of its consolidated financial statements, including in its quarterly reports on Form 10-Q, was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2011 be included in the annual report on Form 10-K.

The Audit Committee is composed of three independent non-employee directors and operates under a written charter adopted by the Board of Directors (which is available on our website at http://www.ifmi.com). The Audit Committee consists of Messrs. Wolcott, Ullom and Costello, who serves as the Chairman. The Board of Directors, in its judgment, has determined that each committee member meets the independence requirements of the SEC and NYSE Amex. The Board of Directors has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the applicable NYSE Amex listing standards currently in effect, and that Mr. Costello is an “audit committee financial expert,” as defined under Item 407(d)(5) of Regulation S-K.

The Audit Committee held six meetings during fiscal year 2011. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the independent registered public accounting firm. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with GAAP or that Grant Thornton LLP is in fact “independent.”

Respectfully Submitted,

Audit Committee

Thomas P. Costello, Chairman

Charles W. Wolcott

Lance Ullom

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 9, 2012 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and executive officers as a group. The number of shares of our stock beneficially owned by each entity, person, director, executive officer or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any stock as to which the individual has the sole or shared voting power or investment power and also any stock that the individual has a right to acquire within 60 days from April 9, 2012 through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the stock set forth in the following table.

Name	Series B Preferred Stock Beneficially Owned	Percent of Class (1)	Common Stock Beneficially Owned	Percent of Class (2)
Five or greater percent owner:

Stephanie Ricciardi (3)	—	—	1,465,144	11.4

Directors and Named Executive Officers:

Daniel G. Cohen (4)	4,983,557	100%	769,211	6.0
Joseph W. Pooler, Jr. (5)	—	—	213,806	1.7
Christopher Ricciardi (6)	—	—	1,472,175	11.4
Walter T. Beach (7)	—	—	105,731	*
Rodney E. Bennett (8)	—	—	61,412	*
John P. Costas (9)	—	—	424,371	*
Thomas P. Costello (10)	—	—	62,922	*
G. Steven Dawson (11)	—	—	76,931	*
Joseph M. Donovan (12)	—	—	57,578	*
Jack Haraburda (13)	—	—	62,722	*
Neil S. Subin (14)	—	—	123,627	*
Lance Ullom (15)	—	—	83,072	*
Charles W. Wolcott (16)	—	—	65,662	*

All current executive officers and directors as a group (12 persons)	4,983,557	100%	2,056,645	16.0

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	Based on 4,983,557 shares of the Series B Preferred Stock issued and outstanding on April 9, 2012.
(2)	Based on 12,884,350 shares of the Company’s common stock issued and outstanding on April 9, 2012.
(3)	Mrs. Ricciardi is the spouse of Christopher Ricciardi, the Company’s former President. The common stock includes 1,351,721 shares held in a joint account with Mr. Ricciardi and 48,448 shares held individually. Mrs. Ricciardi may be deemed the beneficial owner of 64,975 shares of common stock held by The Ricciardi Family Foundation as a result of her position on the board of directors of the foundation. Mrs. Ricciardi disclaims any interest in the 64,975 shares beyond her pecuniary interest. Mrs. Ricciardi shares voting and dispositive power with respect to all of the common stock. With respect to the Company common stock that Mr. Ricciardi holds or may be deemed the beneficial owner of, this information is based on a Schedule 13D filed with the SEC on July 2, 2009, as amended on December 21, 2009, December 24, 2009, March 29, 2010, April 25, 2011, and June 17, 2011, and other information provided by Mr. Ricciardi. The address for this stockholder is c/o Mead Park Management, 126 E. 56th Street, 19th Floor, New York, New York 10022. Until July 19, 2012, Mrs. Ricciardi has agreed to vote, or cause to be voted, all of the shares of the Company’s voting securities beneficially owned by her in accordance with the recommendations of the Company’s Board of Directors.

(4)	Mr. Cohen is the Chairman of the Board and Chief Executive Officer and Chief Investment Officer of the Company. The common stock includes 50,400 shares of common stock held by IFMI, LLC. Mr. Cohen may be deemed the beneficial owner of such shares as a result of his position on the board of managers of IFMI, LLC. Mr. Cohen disclaims any interest in the 50,400 shares beyond his pecuniary interest. 3,250 shares of common stock are pledged by Mr. Cohen as security. The common stock includes 360,000 shares that will vest on December 31, 2012. In addition, the common stock includes 42,913 shares of common stock held directly by Mr. Cohen.
(5)	Mr. Pooler is the Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Pooler may be deemed the beneficial owner of 50,400 shares of the Company common stock held by IFMI, LLC as a result of his position on the board of managers of IFMI, LLC. Mr. Pooler disclaims any interest in the 50,400 shares beyond his pecuniary interest. The common stock includes 106,000 restricted shares that have yet to vest; 91,000 of such restricted shares will vest on December 31, 2012; and 15,000 of such restricted shares will vest on December 31, 2013.
(6)	Mr. Ricciardi was the President of the Company from December 16, 2009 to August 31, 2011. The common stock includes 1,351,721 shares held in a joint account with Mrs. Ricciardi. The common stock includes 48,448 shares held by Mrs. Ricciardi, of which Mr. Ricciardi may be deemed a beneficial owner. Mr. Ricciardi may be deemed the beneficial owner of 64,975 shares of common stock held by The Ricciardi Family Foundation as a result of his position on the board of directors of the foundation. Mr. Ricciardi disclaims any interest in the 64,975 shares beyond his pecuniary interest. The number of shares of common stock with respect to which Mr. Ricciardi would have sole voting and dispositive power is 7,031. With respect to the Company common stock that Mr. Ricciardi holds or may be deemed the beneficial owner of, this information is based on a Schedule 13D filed with the SEC on July 2, 2009, as amended on December 21, 2009, December 24, 2009, March 29, 2010, April 25, 2011, and June 17, 2011, and other information provided by Mr. Ricciardi. The address for this stockholder is c/o Mead Park Management, 126 E. 56th Street, 19th Floor, New York, New York 10022. Until July 19, 2012, Mr. Ricciardi has agreed under the Ricciardi Agreement to vote, or cause to be voted, all of the shares of the Company’s voting securities beneficially owned by him in accordance with the recommendations of the Company’s Board of Directors.
(7)	Mr. Beach is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(8)	Mr. Bennett is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(9)	Mr. Costas is the Chairman of PrinceRidge, an indirect subsidiary of the Company. The common stock represents 424,371 restricted shares that have yet to vest; 254,622 of such restricted shares will vest on December 31, 2012; and 169,749 of such restricted shares will vest on December 31, 2013.
(10)	Mr. Costello is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(11)	Mr. Dawson is a director of the Company. The common stock represents 27,663 shares of Company common stock held by Corriente Private Trust. Mr. Dawson is a trustee and sole beneficiary of Corriente Private Trust. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(12)	Mr. Donovan is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(13)	Mr. Haraburda is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(14)	Mr. Subin is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.
(15)	Mr. Ullom is a director of the Company. The common stock includes 19,700 held in a trust for the benefit of Mr. Ullom’s spouse and 37,414 restricted shares that will vest on March 9, 2013.
(16)	Mr. Wolcott is a director of the Company. The common stock includes 37,414 restricted shares that will vest on March 9, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, which are referred to in this report as “reporting persons,” to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) forms furnished to us or upon written representations from certain of these reporting persons that no other reports were required, all Section 16(a) filing requirements applicable to the reporting persons were timely filed during our 2011 fiscal year, except that (a) following an award of 11,677 shares of our common stock under the Company’s 2010 Long Term Incentive Plan to each of Walter Beach and Neil Subin on February 3, 2011, both of Messrs. Beach and Subin did not file a Form 4 with respect to their respective awards until February 8, 2011; (b) following the July 2010 disposition by The Christopher Ricciardi Irrevocable Retained Annuity Trust U/A/D January 16, 2008 of 110,194 membership units in IFMI, LLC to Christopher Ricciardi, which resulted in a change in the nature of Mr. Ricciardi’s beneficial ownership of the membership units, both Mr. Ricciardi and Stephanie Ricciardi did not file a Form 4 with respect to such disposition until June 8, 2011; (c) following the purchase of 5,000 shares of our common stock by G. Steven Dawson on May 16, 2011, Mr. Dawson did not file a Form 4 with respect to such purchase until May 20, 2011; (d) following an award of 60,000 shares of our common stock under the Company’s 2010 Long Term Incentive Plan to Douglas Listman on February October 20, 2011, Mr. Listman did not file a Form 4 with respect to such award until October 25, 2011; and (e) following the purchase of 1,653 shares of our common stock by Walter Beach on November 29, 2011, Mr. Beach did not file a Form 4 with respect to such purchase until December 2, 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has identified the following related party transactions since January 1, 2011. The transactions are listed by related party and the amounts are disclosed in the table at the end of Section C below. Unless indicated otherwise, all dollar amounts are in thousands.

A.	Cohen Brothers Financial, LLC

Cohen Brothers Financial, LLC, or CBF, has been identified as a related party because (i) CBF is a non-controlling interest of the Company; and (ii) CBF is wholly owned by the Chairman and Chief Executive Officer of the Company. Beginning in October 2008, the Company began receiving a monthly advisory fee for consulting services provided by the Company to CBF. The fee is recognized as a component of asset management revenue in the consolidated statements of operations. This fee is disclosed as management fee revenue in the table at the end of Section C below.

B.	The Bancorp, Inc.

The Bancorp, Inc., or TBBK, is identified as a related party because TBBK’s chairman is the Company’s Chairman and Chief Executive Officer. TBBK maintained deposits for the Company in the amount of $91 as of December 31, 2011. These amounts are not disclosed in the table at the end of Section C below.

As part of the Company’s broker-dealer operations, the Company from time to time purchases securities from third parties and sells those securities to TBBK. Or, the Company may purchase securities from TBBK and ultimately sell those securities to a third party. In either case, the Company includes the trading revenue earned (i.e., the gain or loss realized) by the Company for the entire transaction in the amounts disclosed as part of net trading in the table at the end of Section C below.

C.	Investment Vehicles and Other

The following are identified as related parties. Amounts with respect to the transactions identified below are summarized in the table at the end of this Section C.

1. Star Asia Finance, Limited, or Star Asia, invests primarily in Asian commercial real estate structured finance products, including commercial mortgage-backed securities, corporate debt REITs and real estate operating companies, B notes, mezzanine loans and other commercial real estate fixed income investments. As of December 31, 2011, the Company directly owned approximately 28% of Star Asia’s outstanding shares. Star Asia has been identified as a related party because in the absence of the fair value option of FASB ASC 825, Star Asia would be treated as an equity method affiliate and the Chairman and Chief Executive Officer of the Company is a member of Star Asia’s board of directors. The Company has an investment in Star Asia. Dividends received on that investment are disclosed as part of dividend income in the table at the end of this Section C. Gains or losses recognized from its investment are disclosed as part of gain / (loss) in the table at the end of this Section C.

2. EuroDekania Limited, or EuroDekania, invests primarily in hybrid capital securities of European bank and insurance companies, commercial mortgage-backed securities, residential mortgage-backed securities and widely syndicated leverage loans. As of December 31, 2011, the Company directly owned approximately 10% of EuroDekania’s outstanding shares. EuroDekania has been identified as a related party because the Chairman and Chief Executive Officer of the Company is a member of EuroDekania’s board of directors. The Company has a management contract with and an investment in EuroDekania. Dividends received on that investment are disclosed as part of dividend income in the table at the end of this Section C. Gains or losses recognized from its investment are disclosed as part of gain / (loss) in the table at the end of this Section C. Amounts earned from its management contract are disclosed as part of management fee revenue in the table at the end of this Section C.

As part of the Company’s broker-dealer operations, the Company from time to time purchases securities from third parties and sells those securities to EuroDekania. Or, the Company may purchase securities from

EuroDekania and ultimately sell those securities to a third party. In either case, the Company includes the trading revenue earned (i.e., the gain or loss realized) by the Company for the entire transaction in the amounts disclosed as part of net trading in the table at the end of this Section C.

3. Star Asia Management Ltd., or Star Asia Manager, serves as external manager of Star Asia. The Company owns 50% of Star Asia Manager. Star Asia Manager has been identified as a related party because it is an equity method investee of the Company. The Company recognizes its share of the income or loss of Star Asia Manager as income or loss from equity method affiliates in the consolidated statements of operations. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C.

4. The Company had an investment in Muni Funding Company of America, LLC, or MFCA. The Company served as external manager of MFCA from MFCA’s inception until March 18, 2009. MFCA primarily invested in securities that were exempt from U.S. federal income taxes. MFCA was a limited liability company. Prior to June 23, 2011, the Company owned approximately 3% of MFCA’s outstanding shares. On June 23, 2011, MFCA became a wholly owned subsidiary of Tiptree Financial Partners, L.P., or Tiptree. As part of that transaction, the Company exchanged its 1,000,200 shares of MFCA for 111,133 shares of Tiptree. As of December 31, 2011, the Company owned approximately 1% of Tiptree. No employees of the Company serve on the board of Tiptree and Tiptree is not an equity method investee of the Company. Therefore, Tiptree is not deemed a related party.

Prior to MFCA’s merger with Tiptree, MFCA had been identified as a related party because: (i) in the absence of the fair value option of FASB ASC 825, MFCA would be treated as an equity method affiliate of the Company; (ii) the Chairman and Chief Executive Officer of the Company is the former chairman of MFCA’s board and served as a member of the board until June 22, 2011; and (iii) the former President of the Company served as vice chairman of MFCA’s board until March 18, 2009. In March 2009, the board of directors of MFCA assigned the management contract to an unrelated third party. The Company had a management contract with MFCA. The Company had an investment in MFCA and had a shared services arrangement with MFCA. Dividends received on that investment are disclosed as part of dividend income in the table at the end of this Section C. Gains or losses recognized from its investment are disclosed as part of gain / (loss) in the table at the end of this Section C. Amounts earned from its management contract are disclosed as part of management fee revenue in the table at the end of this Section C. Payments received under the shared services arrangement are disclosed as part of shared services (paid) / received in the table at the end of this Section C.

5. Deep Value refers to a series of closed-end, distressed debt funds and other related entities in which we had an investment and for which we served as external manager. While Deep Value was owned by us, we launched three master funds. The first master fund had two feeder funds. One feeder fund was referred to as the onshore fund and was designed for investors that are non-tax-exempt United States taxpayers. Foreign and United States tax-exempt investors invested through a second feeder fund referred to as the offshore fund. The second master fund did not have feeder funds. The third master fund has an offshore feeder fund only. As of December 31, 2011, the first and second Deep Value funds had been completely liquidated. Currently, the third Deep Value fund is in the process of distributing capital to its investors.

On March 29, 2011, we completed the sale of our investment advisory agreements relating to Deep Value and certain separately managed accounts to a new entity owned by two of our former employees. We retained our ownership in the general partners of the existing Deep Value funds, Strategos Deep Value Credit GP, LLC, or the Deep Value GP, and Strategos Deep Value Credit II GP, LLC, or Deep Value GP II. We also maintained our rights to receive incentive fees from the Deep Value funds that have not yet been liquidated.

Deep Value (as a group) has been identified as a related party because in the absence of the fair value option of FASB ASC 825, the onshore and offshore feeder funds in which the Company had an investment would be treated as equity method affiliates of the Company. The Company had a management contract with and an investment in Deep Value. Amounts earned from its management contract are disclosed as part of management fee revenue in the table at the end of this Section C. Gains or losses recognized from its investment are disclosed as part of gain / (loss) in the table at the end of this Section C.

6. Deep Value GP served as the general partner for the feeder funds of Strategos Deep Value funds (in the case of the first master fund) and as the general partner of the master fund itself (in the case of the second master fund). The Company owns 50% of Deep Value GP. As of December 31, 2011, the Company’s investment in Deep Value GP had a carrying value of approximately $21. Deep Value GP II serves as the general partner for the offshore feeder fund (in the case of a third master fund). The Company owns 40% of Deep Value GP II. As of December 31, 2011, our investment in Deep Value GP II had a carrying value of approximately $33. The Deep Value GP and the Deep Value GP II are collectively referred to as the “Deep Value GPs.”

Deep Value GP and Deep Value GP II have been identified as related parties because they are equity method affiliates of the Company. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C. The Company previously served as the investment advisor to these funds and sold these contracts in March 2011.

7. Star Asia SPV is a Delaware limited liability company that was formed in 2010 in order to create a pool of assets that would provide collateral to investors who participated in Star Asia’s 2010 rights offering. The investors in Star Asia’s rights offering also received equity interests in Star Asia SPV. Star Asia SPV purchased certain assets from Star Asia and the equity interest holders of Star Asia SPV receive investment returns on the assets held in the SPV up to an agreed upon maximum. Returns above that agreed upon maximum are remitted back to Star Asia. The Company directly owned approximately 31% of Star Asia SPV’s outstanding shares as of December 31, 2011. Star Asia SPV is an equity method investee of the Company. The Company did not elect the fair value option. Star Asia Manager serves as the external manager of Star Asia SPV. Star Asia SPV has been identified as a related party because it is an equity method investee of the Company. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C.

8. Duart Capital Management LLC, or Duart Capital, is a Delaware limited liability company that was formed in 2010. The Company directly owned 20% of Duart Capital’s outstanding equity interests as of December 31, 2011. Duart Capital is an equity method investee of the Company. Duart Capital also serves as the investment manager of the Duart Fund. The Company did not elect the fair value option for its investment in Duart Capital. Duart Capital has been identified as a related party because it is an equity method investee of the Company. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C.

9. Duart Global Deep Value Securities Fund LP, or the Duart Fund, is a specialized deep value and special situations opportunity fund that was formed in September 2010. We seeded the Duart Fund with a $4.5 million investment in September 2010. The Duart Fund was an equity method investee of the Company for which the Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825. Effective December 31, 2010, the Company submitted a redemption notice to the Duart Fund to redeem 100% of its capital. The Company received its redemption in April 2011. The Duart Fund has been identified as a related party because in the absence of the fair value option of FASB ASC 825, the onshore feeder fund in which the Company had an investment was treated as an equity method affiliate of the Company. Gains or losses recognized from its investment are disclosed as part of gain / (loss) in the table at the end of this Section C.

10. Star Asia Opportunity, LLC, or Star Asia Opportunity, is a newly established Delaware limited liability company that was formed in July 2011 to partially finance the acquisition of seven real estate properties in Tokyo, Japan. In July 2011, approximately $14.7 million in proceeds was raised in an equity offering through Star Asia Opportunity, of which we invested $4.1 million. As of December 31, 2011, the Company directly owned approximately 28% of Star Asia Opportunity’s outstanding equity interests. Star Asia Opportunity is an equity method investee of the Company. The Company did not elect the fair value option. Star Asia Opportunity has been identified as a related party because it is an equity method investee of the Company. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C.

11. Star Asia Capital Management LLC, or Star Asia Capital Management, serves as the external manager of Star Asia Opportunity. The Company owns 33% of Star Asia Capital Management. Star Asia Capital Management is an equity method investee of the Company. The Company did not elect the fair value option. Star Asia Capital Management has been identified as a related party because it is an equity method investee of the Company. Income or loss recognized under the equity method is disclosed in the table at the end of this Section C.

The following table displays the routine intercompany transactions recognized in the statements of operations from the identified related parties during the years ended December 31, 2011, which are described above. Amounts shown as shared services (paid)/received are included as a component of operating expense in the Company’s consolidated statements of operations:

RELATED PARTY TRANSACTIONS

Year ended December 31, 2011

(Dollars in Thousands)

	Management fee revenue	Net trading	Principal transactions and other income / (loss)		Income / (loss) from equity method affiliates	Shared Services (Paid) / Received
			Dividend income and other	Gain/ (Loss)
CBF	$273	$—	$—	$—	$—	$—
TBBK	—	658	—	—	—	—
Star Asia	—	—	38	(542)	—	—
Star Asia Manager	—	—	—	—	1,694	—
Star Asia SPV	—	—	—	—	702	—
Star Asia Opportunity	—	—	—	—	405	—
Star Asia Capital Management	—	—	—	—	44	—
EuroDekania	667	(101)	298	579	—	—
MFCA	—	—	32	71	—	9
Deep Value	452	—	—	(9)	4,351	—
Duart Fund	—	—	—	(456)	—	—
Duart Capital and other	—	—	—	—	(964)	—

Total	$1,392	$557	$368	$(357)	$6,232	$9

The following related party transactions are non-routine and are not included in the table above.

D. Other

From time to time, the Company’s U.S. broker-dealer subsidiaries provided certain brokerage services to its employees in the ordinary course of doing business. The Company recognized immaterial amounts of revenue from these activities in 2011.

OTHER MATTERS

As of the mailing date of this proxy statement, our Board of Directors knows of no matters to be presented at the annual meeting other than those set forth in the Notice and described in this proxy statement. Should any other matter requiring a vote of the stockholders arise at the annual meeting, the persons named in the accompanying proxy will vote on such matter in their discretion.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2013 annual meeting of stockholders must be received by our Secretary at our principal executive offices no later than December 29, 2012 in order to be considered for inclusion in our proxy statement relating to the 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2013 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received by our Secretary at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, our Bylaws currently require that a stockholder’s notice set forth all information required under Section 1.11 of our Bylaws and be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the date of the 2013 annual meeting and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such annual meeting; provided, however, that in the event that the date of the annual meeting is further advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also currently provide that, in the event our Board of Directors increases or decreases the maximum or minimum number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by us.

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the year ended December 31, 2011 accompanies this proxy statement but does not constitute a part of the proxy soliciting material. The Company will furnish a copy of its annual report on Form 10-K for the year ended December 31, 2011 free of charge (excluding exhibits, for which a reasonable charge shall be imposed) to each stockholder who forwards a written request to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. You also may access the EDGAR version of our annual report on Form 10-K (with exhibits) on our website at http://www.ifmi.com and on the SEC’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

INSTITUTIONAL FINANCIAL MARKETS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2012 10:00 A.M., LOCAL TIME

The undersigned stockholder of INSTITUTIONAL FINANCIAL MARKETS, INC., a Maryland corporation (the “Company”), hereby appoints Joseph W. Pooler, Jr. and Douglas Listman, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2012 Annual Meeting of Stockholders to be held on June 6, 2012 at 10:00 a.m. local time, at Cira Centre, 2929 Arch Street, Mezzanine, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Whether or not you expect to attend in person, we urge you to authorize your proxy by phone, via the Internet, or by signing, dating, and returning this proxy card at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. Promptly authorizing your proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to authorize your proxy by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000104145_2    RI.0.0.11699

INSTITUTIONAL FINANCIAL MARKETS, INC. CIRA CENTRE 2929 ARCH STREET - 17TH FLOOR PHILADELPHIA, PA 19104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01	Walter T. Beach 02 Rodney E. Bennett 03 Daniel G. Cohen 04 Thomas P. Costello 05 G. Steven Dawson
06	Joseph M. Donovan 07 Jack Haraburda 08 Neil S. Subin 09 Lance Ullom 10 Charles W. Wolcott

The Board of Directors recommends you vote FOR proposals 2:						For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE ELECTION OF ALL TEN DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSALS 2.

For address change/comments, mark here. (see reverse for instructions)				☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000104145_1    R1.0.0.11699